                                                                     Exhibit 4.6

                                                                [CONFORMED COPY]

================================================================================


                     AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of June 25, 1999
                                     among


                              TERRA CAPITAL, INC.

                                  as Borrower


                              CERTAIN GUARANTORS


                                CERTAIN LENDERS


                             CERTAIN ISSUING BANKS


                          SALOMON SMITH BARNEY INC.,
                                  as Arranger


                                      and


                                CITIBANK, N.A.,
                            as Administrative Agent


================================================================================

          [Exhibits D-1 and D-2 are copies of Opinions as Delivered]

                               TABLE OF CONTENTS


     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms.........................................  2
Section 1.02.  Computation of Time Periods................................... 33
Section 1.03.  Accounting Terms.............................................. 33

                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

Section 2.01.  The Advances.................................................. 34
Section 2.02.  Making the Advances........................................... 35
Section 2.03.  Repayment..................................................... 37
Section 2.04.  Termination or Reduction of the Commitments................... 37
Section 2.05.  Prepayments, Etc.............................................. 38
Section 2.06.  Interest...................................................... 40
Section 2.07.  Fees.......................................................... 41
Section 2.08.  Conversion and Continuation of Advances....................... 41
Section 2.09.  Increased Costs, Illegality, Etc.............................. 43
Section 2.10.  Payments and Computations..................................... 45
Section 2.11.  Taxes......................................................... 46
Section 2.12.  Sharing of Payments, Etc...................................... 49
Section 2.13.  Letters of Credit............................................. 49
Section 2.14.  Replacement of Lenders........................................ 53

                                  ARTICLE III
                                 CONDITIONS OF
                            RESTATEMENT AND LENDING

Section 3.01.  Conditions Precedent to Amendment and Restatement............. 55
Section 3.02.  Conditions Precedent to Each Borrowing and Issuance........... 59
Section 3.03.  Determinations Under Section 3.01............................. 59

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Company................. 60
Section 4.02.  Representations and Warranties of each Lender................. 66

                                      (i)

                                   ARTICLE V
                              COVENANTS OF TERRA

Section 5.01.  Affirmative Covenants........................................  66
Section 5.02.  Negative Covenants...........................................  72
Section 5.03.  Reporting Requirements.......................................  85
Section 5.04.  Financial Covenants..........................................  88

                                   ARTICLE VI
                               EVENTS OF DEFAULT

Section 6.01.  Events of Default............................................  90
Section 6.02.  Actions in Respect of the Letters of Credit Upon Default.....  93

                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

Section 7.01.  Authorization and Action.....................................  94
Section 7.02.  Administrative Agent's Reliance, Etc.........................  95
Section 7.03.  Citibank and Affiliates......................................  95
Section 7.04.  Lender Credit Decision.......................................  95
Section 7.05.  Indemnification..............................................  96
Section 7.06.  Collateral Duties............................................  96
Section 7.07.  Successor Administrative Agent...............................  97

                                  ARTICLE VIII
                                 THE GUARANTEE
Section 8.01.  The Guarantee................................................  97
Section 8.02.  Obligations Unconditional....................................  98
Section 8.03.  Reinstatement................................................  99
Section 8.04.  Subrogation..................................................  99
Section 8.05.  Remedies.....................................................  99
Section 8.06.  Instrument for the Payment of Money..........................  99
Section 8.07.  Continuing Guarantee......................................... 100
Section 8.08.  Rights of Contribution....................................... 100
Section 8.09.  General Limitation on Guarantee Obligations.................. 101

                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.01.  Amendments, Consents, Etc.................................... 101
Section 9.02.  Notices, Etc................................................. 103
Section 9.03.  No Waiver; Remedies.......................................... 103
Section 9.04.  Costs, Expenses and Indemnification.......................... 104
Section 9.05.  Right of Setoff.............................................. 105
Section 9.06.  Governing Law; Submission to Jurisdiction.................... 105
Section 9.07.  Assignments and Participations............................... 106

                                     (ii)

Section 9.08.  Execution in Counterparts.................................    109
Section 9.09.  No Liability of the Issuing Banks.........................    109
Section 9.10.  Confidentiality...........................................    110
Section 9.11.  WAIVER OF JURY TRIAL......................................    110
Section 9.12.  Survival..................................................    110
Section 9.13.  Captions..................................................    111
Section 9.14.  Successors and Assigns....................................    111

ANNEX A                  Applicable Commitment Fee Rate; Applicable Margin

SCHEDULE 2.01            List of Commitments
SCHEDULE 4.01(b)         Subsidiaries
SCHEDULE 4.01(c)         List of Conflicts with Credit Instruments
SCHEDULE 4.01(d)         List of Required Authorizations, Consents
SCHEDULE 4.01(j)         Plans and Multiemployer Plans
SCHEDULE 4.01(q)         Environmental Compliance Schedule
SCHEDULE 4.01(u)         Open Tax Years
SCHEDULE 4.01(y)         Existing Debt
SCHEDULE 5.02(a)(iii)    Existing Liens
SCHEDULE 5.02(c)         Existing Hedge Agreements
SCHEDULE 5.02(f)         Investments

EXHIBIT A                Form of Note
EXHIBIT B-1              Form of Amended and Restated Holdings Pledge Agreement
EXHIBIT B-2              Form of Amended and Restated Terra Capital Pledge and
                          Security Agreement
EXHIBIT B-3              Form of Amended and Restated Subsidiary Pledge and
                          Security Agreement
EXHIBIT B-4              Form of Amended and Restated TNLP Pledge and Security
                          Agreement
EXHIBIT B-5              Form of Mortgage
EXHIBIT C                Form of Notice of Borrowing
EXHIBIT D-1              Form of Opinion of Special Counsel to the Obligors
EXHIBIT D-2              Form of Opinion of Special New York Counsel to Citibank
EXHIBIT E                Form of Confirmation of Loan Purchase Agreement
EXHIBIT E-1              Loan Purchase Agreement
EXHIBIT F                Form of Assignment and Acceptance
EXHIBIT G                Intercreditor Agreement
EXHIBIT H                Liquid Asset Coverage Certificate

                                     (iii)

                               CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 25, 1999 among:

     (1)  TERRA CAPITAL, INC., a Delaware corporation (the "Company" or the
                                                            -------
          "Borrower");
           --------

     (2) each of the corporations and limited partnerships listed on the signature pages hereof under the caption "GUARANTORS";

     (3)  each of the lenders (the "Initial Lenders") listed on the signature
                                    ---------------
          pages hereof; and

     (4) CITIBANK, N.A., as agent (together with its successor in such capacity appointed pursuant to Article VII, the "Administrative Agent") for the
                                                  --------------------
          Lenders and the Issuing Banks hereunder.


                            PRELIMINARY STATEMENTS:

          Capitalized terms used in these Preliminary Statements and not otherwise defined have the meanings assigned to them in Section 1.01.

          (a) The Company, TNLP, certain Guarantors, the Initial Lenders (or certain of their Affiliates), the Issuing Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of March 31, 1998 (as amended to and in effect on the Restatement Date, the "Existing Credit
                                                           ---------------
Agreement") providing, subject to the terms and conditions thereof, for the
---------
making of working capital advances to, and the issuance of letters of credit for the account of, the Company and for the making of working capital advances to, and the issuance of letters of credit for the account of, TNLP.

          (b) Terra has entered into an Asset Sale and Purchase Agreement dated May 3, 1999 (as from time to time amended, the "Distribution Business Sale
                                                --------------------------
Agreement") between Terra and Cenex/Land O'Lakes Agronomy Company, a Minnesota
---------
corporation ("Cenex"), pursuant to which Terra has agreed to sell all of its
              -----
right, title, and interest in and to the properties, assets, and rights of every kind relating to the Distribution Business.

          (c) The Company has requested that (i) the Initial Lenders consent to the sale by Terra of the Distribution Business as contemplated in the Distribution Business Sale Agreement, all on the terms and conditions set forth herein, (ii) the "TNLP Facility" provided for under the Existing Credit Agreement and the "TNLP Commitments" referred to therein be terminated and (iii) the "TNLP Advances" under the Existing Credit Agreement be converted into Advances hereunder.

          (d) The Company has also requested that the Initial Lenders amend the Existing Credit Agreement, among other things to modify certain covenants thereof and to make certain other changes to the Existing Credit Agreement and the other Loan Documents, all on the terms and conditions set forth herein, it being the intention of the parties hereto that the advances and letters of credit outstanding under the Existing Credit Agreement on the Restatement Date shall continue and remain outstanding and not be repaid on the Restatement Date.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Existing Credit Agreement shall (subject to the satisfaction of the conditions precedent specified in Section 3) be amended and restated to read as set forth herein.


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Debt" means, without duplication:
           -------------

               (a) Debt of Subsidiaries of Terra acquired by Terra or any of its Subsidiaries after the Restatement Date;

               (b) Debt assumed by Terra (whether by operation of law or contract or otherwise) in connection with mergers by Terra after the Restatement Date consummated in accordance with Section
          5.02(d)(ii)(y); and

               (c) assumptions or Guarantees of other Acquired Debt by Terra or one of its Subsidiaries.

          "Adjusted Liquid Asset Coverage Amount" means, at any date, the Liquid
           -------------------------------------
     Asset Coverage Amount as at such date divided by three.

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
     parties to this Agreement.

          "Administrative Agent's Account" means the account of the
           ------------------------------
     Administrative Agent maintained by the Administrative Agent at its office at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 368-52248, Attention: Jacqueline Roman (or her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Lenders, each Issuing Bank and the Borrower.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
     in a form supplied by the Administrative Agent.

          "Advance" means an Advance made or outstanding pursuant to Section
           -------
     2.01(a).

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling",
                                -------                        -----------
     "controlled by" and "under common control with") of a Person means the
      -------------       -------------------------
     possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

          "Aggregate Outstanding Exposure" means, at any time, the aggregate
           ------------------------------
     principal amount of all Advances outstanding at such time plus the
                                                               ----
     aggregate Letter of Credit Liability at such time.

          "AMCI Senior Note Indenture" means the Indenture dated as of October
           --------------------------
     15, 1993 between Terra and Society National Bank, as Trustee, providing for the issuance of the AMCI Senior Notes, as from time to time amended.

          "AMCI Senior Notes" means the 10-3/4% senior notes of Terra due 2003
           -----------------
     issued pursuant to the AMCI Senior Note Indenture.

          "Ammonia Loop" means the ammonia loop facility to be constructed as an
           ------------
     extension of BMLP's methanol plant pursuant to the Engineering, Procurement and Construction Agreement dated as of October 20, 1997 between TNC and Foster Wheeler USA Corporation, as from time to time amended.

          "Ammonium Nitrate Hedging Agreement" means an agreement between Terra
           ----------------------------------
     Canada and ICI pursuant to which Terra Canada agrees to pay certain amounts to ICI in the event that the annual average price of ammonium nitrate exceeds (Pounds)100 per tonne, as from time to time amended (without prejudice to Section 5.02(l)).

          "Applicable Commitment Fee Rate" has the meaning specified in Annex A.
           ------------------------------

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Letter of Credit Fee Rate" means, at any time, a rate per
           ------------------------------------
     annum equal to the Applicable Margin for Eurodollar Rate Advances in effect at such time.

          "Applicable Margin" has the meaning specified in Annex A.
           -----------------

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit F.

          "Available Amount" of any Letter of Credit means the maximum amount
           ----------------
     available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing specified therein).

          "BAI" means Beaumont Ammonia, Inc., a Delaware corporation and
           ---
     Subsidiary of Terra U.K. Holdings.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b)  0.50% per annum above the Federal Funds Rate; and

               (c) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum plus
          (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the bases of a year of 360 days) being determined weekly on each Monday (or, if such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits of Citibank in the United States.

     Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Advance" means an Advance that bears interest as provided
           -----------------
     in Section 2.06(a)(i).

          "Basic Documents" means the Loan Documents and the Intercreditor
           ---------------
     Agreement.

          "Beaumont Holdings" means Beaumont Holdings Corporation, a Delaware
           -----------------
     corporation and wholly owned Subsidiary of BMCH.

          "BMCH" means BMC Holdings, Inc., a Delaware corporation.
           ----

          "BMLP" means Beaumont Methanol, Limited Partnership, a Delaware
           ----
     limited partnership.

          "BMLP Class A Limited Partner" means the holder from time to time of
           ----------------------------
     the BMLP Class A Limited Partnership Interest.

          "BMLP Class A Limited Partnership Interest" means the Class A limited
           -----------------------------------------
     partnership interest in BMLP.

          "BMLP Mortgage" means a Deed of Trust, Assignment of Rents, Security
           -------------
     Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-5 among BMLP, BAI and the Collateral Agent, as amended from time to time.

          "BMLP Partnership Agreement" means the Second Amended and Restated
           --------------------------
     Agreement of Limited Partnership of BMLP dated as of March 31, 1998 among TMC, as general partner, BMCH, as Class B Limited Partner, and Nova Products LLC, as BMLP Class A Limited Partner, or their successors and assigns, as amended pursuant to the documentation delivered under Section 3.01(p) and as amended from time to time (without prejudice to Section 5.02(j)).

          "BMLP Support and Option Agreement" means the Amended and Restated
           ---------------------------------
     Support and Option Agreement dated as of March 31, 1998 among the Company, the BMLP Class A Limited Partner and the beneficial owners of equity interests in the BMLP Class A Limited Partner, as from time to time amended.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement.

          "Borrower's Account" means the account of the Borrower maintained with
           ------------------
     Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 4065-6098, or such other account maintained by the Borrower with Citibank as may be designated by the Borrower in a written notice to the Administrative Agent.

          "Borrowing" means a borrowing consisting of simultaneous Advances of
           ---------
     the same Type.

          "Business Day" means a day on which banks are not required or
           ------------
     authorized to close in New York City and, if such Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any period with respect to any
           --------------------
     Person, the sum of all expenditures during such period (whether paid in cash or accrued as liabilities during such period) that, in conformity with GAAP, are required to be included in or reflected on the balance sheet of such Person in respect of equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, plus (without duplication) the amount of expenditures deemed to be
              ----
     made in connection with equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent the gross amount of the purchase price of such purchased equipment exceeds the fair market value (as determined in good faith by such Person) of the equipment then being traded in, but excluding expenditures made in connection with
                               ---------
     the replacement or restoration of assets to the extent such replacement or restoration is financed from insurance proceeds paid on account of loss or damage to the assets so replaced or restored.

          "Capital Lease Obligations" means, for any Person, all obligations of
           -------------------------
     such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Interest Expense" means, for any Person for any period (without
           ---------------------
     duplication), interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations), on all Debt of such Person for such period, including, without limitation, (a) interest expense in respect of the Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letter of Credit) and (c) the net payment, if any, payable in connection with any Hedge Agreement; excluding,
                                                                      ---------
     in each case, interest not payable in cash (including, without limitation, amortization of original issue discount and the interest portion of any deferred payment obligation); all as determined in accordance with GAAP for such period.

          "Casualty Event" means, with respect to any property of any Person,
           --------------
     any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980, as amended.

          "Citibank" means Citibank, N.A., a national banking association.
           --------

          "Collateral" means all "Collateral" referred to in the Security
           ----------
     Documents and all other property that is subject to any Lien created by any Security Document in favor of the Collateral Agent.

          "Collateral Agent" means Citibank, in its capacity as Collateral Agent
           ----------------
     for the Secured Parties under and as defined in the Security Documents and the Intercreditor Agreement, together with its successors in such capacity.

          "Commitment" has the meaning specified in Section 2.01(a).
           ----------

          "Commitment Amount Reduction" means, for each mandatory Commitment
           ---------------------------
     reduction on any Commitment Reduction Date pursuant to Section 2.04(b), the lesser of (i) $12,187,500 and (ii) an amount equal to $20,000,000 minus the
                                                                       -----
     aggregate amount of principal payments or principal prepayments in respect of the Advances under the Terra Canada Credit Facility for the Rolling Period ending on such Commitment Reduction Date (which amount under this clause (ii) shall not be less than zero).

          "Commitment Reduction Dates" shall mean the Quarterly Dates falling on
           --------------------------
     or nearest to June 30 of each year, commencing with June 30, 2000, through and including June 30, 2002.

          "Commitment Termination Date" means the earlier of (a) December 31,
           ---------------------------
     2002 (provided that if such day is not a Business Day, the Commitment
           --------
     Termination Date shall be the immediately preceding Business Day), and (b) the termination or cancellation of the Commitments pursuant to the terms of this Agreement.

          "Confidential Information" means information identified as such that
           ------------------------
     Terra or any of its Subsidiaries furnishes to the Administrative Agent, any Issuing Bank or any Lender, but does not include any such information once such information has become generally available to the public or once such information has become available to the Administrative Agent, any Issuing Bank or any Lender from a source other than Terra and its Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Administrative Agent, an Issuing Bank or a Lender of its duty of confidentiality set forth in Section 9.10).

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Consolidated Group" means, collectively, Terra and its Consolidated
           ------------------
     Subsidiaries, and a "member" of the Consolidated Group means Terra or any such Subsidiary.

          "Continuation", "Continue" and "Continued" each refers to a
           ------------    --------       ---------
     continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.08.

          "Conversion", "Convert" and "Converted" each refers to a conversion of
           ----------    -------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Covered Transaction" means, collectively:
           -------------------

          (1) the Transactions (as defined in the Original Credit Agreement) or any part thereof, including, without limitation, the Initial Merger and the Second Merger referred to therein and any of the other transactions contemplated thereby; and

          (2)  the SPU Redemption;

          (3) the other "Covered Transactions" referred to in the Existing Credit Agreement;

          (4) the transactions contemplated by the sale of the Distribution Business pursuant to the Distribution Business Sale Agreement; and

          (5) the transactions contemplated hereby (including, without limitation, the making of Advances and the issuance of Letters of Credit hereunder).

          "Cumulative Adjusted Net Income" means, for any period, the sum, for
           ------------------------------
     each complete fiscal year of Terra (beginning with the fiscal year ending December 31, 1995) during such period, of the Adjusted Net Income Amounts for all such fiscal years. For purposes of this definition, "Adjusted Net
                                                                   ------------
     Income Amount" means, for any fiscal year of Terra, the greater of (x) 33-
     -------------
     1/3% of the net income of Terra and its Subsidiaries on a Consolidated basis during such fiscal year and (y) $20,000,000.

          "Debt" of any Person means (without duplication):  (a) all
           ----
     indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than any trade payable having a tenor of not more than 365 days, or any like item arising from the purchase of equipment or services having a tenor of not more than 90 days, in each case incurred in the ordinary course of business and on normal business terms and in each case not overdue by more than 30 days, and other than any Obligations in respect of letters of credit supporting any such trade payable or like item), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Major Operating Lease Obligations of such Person, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than Obligations in respect of letters of credit referred to in clause (b) of this definition), (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable capital stock, which Obligations shall be valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
     (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt to Cash Flow Ratio" means, for any period, the ratio of:
           -----------------------

               (1) Funded Debt of Terra and its Subsidiaries on a Consolidated basis as of the last day of such period to

               (2) (x) EBITDA of Terra and its Subsidiaries on a Consolidated basis for such period multiplied by (y) the Ramp Up Period Multiplier for such period.

          In addition, solely for purposes of Section 5.04, in determining the Debt to Cash Flow Ratio on any date or for any period when any Special Refinancing Debt is outstanding, Funded Debt and EBITDA shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with Section 5.02(b)(1)(xix)(I):

               (1) the Funded Debt component shall be determined excluding either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and
                -------------

               (2) the EBITDA component shall be determined excluding interest expense on such Excluded Debt.

          "Default" means any event that would constitute an Event of Default
           -------
     but for the requirement that notice be given or time elapse or both.

          "Disposition" means any sale, assignment, transfer or other
           -----------
     disposition of any property (whether now owned or hereafter acquired) by Terra or any of its Subsidiaries (including, without limitation, the sale of the Distribution Business by Terra pursuant to the Distribution Business Sale Agreement), but excluding any sale, assignment, transfer or other disposition of any property (i) sold or disposed of in the ordinary course of business and on ordinary business terms, or (ii) by any Obligor or a wholly owned Subsidiary of an Obligor to another Obligor or to a wholly owned Subsidiary of an Obligor, or (iii) that consists of outmoded or obsolete items, provided that the aggregate value of all such excluded
                     --------
     outmoded or obsolete items with a value of $1,000,000 or more each shall not exceed $10,000,000, or (iv) that consists of items no longer necessary in the business of Terra or any such Subsidiary, provided that the
                                                      --------
     aggregate value of all such unnecessary items in any fiscal year of Terra shall not exceed $250,000.

          "Distribution Business" means the "Business" as defined in the
           ---------------------
     Distribution Business Sale Agreement.

          "Distribution Business Sale Agreement" has the meaning specified in
           ------------------------------------
     the Preliminary Statements to this Agreement.

          "Dividend Payments" means dividends (in cash, property or obligations)
           -----------------
     on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Terra, the Company or any of their Subsidiaries, other than any such payment made in the ordinary course of business of such Person in connection with an executive compensation plan approved by the Board of Directors of such Person), but excluding dividends payable solely in shares of common stock of the Company.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" in its Administrative Questionnaire, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "EBITDA" of any Person for any period means the following, determined
           ------
     in accordance with GAAP:  net income (or net loss) plus the sum of (a)
                                                        ----
     interest expense, (b) income tax expense and (c) depreciation expense, amortization expense and other non-cash charges deducted in arriving at such net income (or loss).

          "Eligible Assignee" means (a) any other Lender or any affiliate of any
           -----------------
     Lender; (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $100,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (d); (e) the central bank of any country that is a member of the OECD; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000; and (g) any other Person (other than an Affiliate of the Company) approved by the Administrative Agent and the Company, such approval of the Company not to be unreasonably withheld or delayed.

          "Environmental Action" means any administrative, regulatory or
           --------------------
     judicial suit, demand, demand letter, claim, notice of non-compliance or violation, consent order or consent agreement relating in any way to any violation of or liability under any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment and (c) any notice by any governmental or regulatory authority alleging that Terra or any of its Subsidiaries is or may be responsible for, or is a potentially responsible party with respect to, any cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law.

          "Environmental Law" means any federal, state or local governmental
           -----------------
     law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean

     Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental
     Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for
           ---------------
     purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a
           -----------
     reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(c)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in
     Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
     (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D
           ------------------------
     of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
     Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 5:00 P.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing (determined without giving effect to any assignments or participations by such Reference Bank) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate
                                                       -----
     Reserve Percentage for such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.
                      -------  -------

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for each
           ----------------------------------
     Eurodollar Rate Advance comprising part of the same Borrowing means the reserve percentage (if any) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Excluded Period" means, with respect to any additional amount payable
           ---------------
     under Section 2.09 or 2.13, the period ending 120 days prior to the applicable Lender's delivery of a certificate referenced in Section 2.09(a), 2.09(b) or 2.13(d), as applicable, with respect to such additional amount.

          "Excluded Transactions" means, collectively:
           ---------------------

          (1) the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption;

          (2)  capital contributions to Subsidiaries of Terra;

          (3) the purchase of the BMLP Class A Limited Partnership Interest as required under Section 3.01(p); and

          (4)  Investments permitted under Sections 5.02(f)(vi) and (xi).

          "Existing Credit Agreement" has the meaning specified in the
           -------------------------
     Preliminary Statements to this Agreement.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means a Subsidiary not organized under the laws
           ------------------
     of the United States of America or any State thereof.

          "Funded Debt" of any Person means, on any date, the sum (determined
           -----------
     without duplication) of: (a) all Debt of such Person that would be listed as long-term debt (including Capital Lease Obligations and Major Operating Lease Obligations) of such Person on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, the current portion of such Debt), plus (b) the Aggregate Outstanding Exposure
                                    ----
     on such date; provided that:
                   --------

               (1) the term "Funded Debt" shall include letters of credit issued in connection with the insurance program of Terra and its Subsidiaries only to the extent of unreimbursed drawings thereunder; and

               (2) the term "Funded Debt" shall not include Obligations under Hedge Agreements.

     For all purposes of this Agreement, "Funded Debt" shall not include Guarantees by Terra U.K. of Terra U.K. Customer Debt and Guarantees by TI of Terra Customer Debt.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States of America as in effect as of the date of, and used in, the preparation of the audited financial statements referred to in Section 4.01(f).

          "Guarantee" by any Person means any arrangement by which such Person
           ---------
     incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person.

          "Guaranteed Obligations" has the meaning specified in Section 8.01.
           ----------------------

          "Guarantors" means, collectively, (x) Terra, Terra Capital Holdings,
           ----------
     TNC, TI, BMCH, Beaumont Holdings, TMC, BMLP, Port Neal Corporation, Terra Oklahoma, Terra U.K. Holdings and BAI and (y) from and after the SPU Redemption Time, TNLP and its successors.

          "Hazardous Materials" means (a) petroleum or petroleum products,
           -------------------
     natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity future or option agreements and other similar agreements designed to hedge against fluctuations in interest rates, foreign exchange rates or commodity prices, including, without limitation, the Ammonium Nitrate Hedging Agreement.

          "Holdings Pledge Agreement" means an Amended and Restated Pledge
           -------------------------
     Agreement in substantially the form attached hereto as Exhibit B-1 between Terra Capital Holdings and the Collateral Agent, as amended from time to time.

          "ICI" means, collectively, ICI Chemicals & Polymers Limited and
           ---
     Imperial Chemical Industries Plc.

          "Immaterial Subsidiary" means, as of any date of determination, any
           ---------------------
     Subsidiary of Terra with not more than $500,000 of assets on such date nor more than $100,000 of gross income for the fiscal year of Terra ended on or most recently ended prior to such date.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Initial Lenders" has the meaning specified in the recital of the
           ---------------
     parties to this Agreement.

          "Insufficiency" means, with respect to any Plan at any time, the
           -------------
     amount, if any, by which the "accumulated benefit obligation" (as defined in Statement of Financial Accounting Standards 87) exceeds the fair market value of the assets of such Plan as of the date of the most recent actuarial valuation for such Plan, calculated using the actuarial methods, factors and assumptions used in such valuation.

          "Intercompany Debt" means Debt owed by Terra or one of its
           -----------------
     Subsidiaries to Terra or one of its Subsidiaries.

          "Intercompany Receivables Facility" means a facility entered into by
           ---------------------------------
     the Company and/or any of its Subsidiaries, as sellers, and one or more Receivables Subsidiaries, as purchasers, providing for the sale of Receivables by said sellers to said purchasers.

          "Intercreditor Agreement" means the Collateral Agency and
           -----------------------
     Intercreditor Agreement attached as Exhibit G among the Company, certain of the other Obligors, the Collateral Agent, the Administrative Agent and the other Secured Parties referred to therein (or representatives on their behalf), as amended from time to time.

          "Interest Coverage Ratio" means, for any period, the ratio of:
           -----------------------

               (1) EBITDA of Terra and its Subsidiaries on a Consolidated basis for such period to

               (2) Cash Interest Expense of Terra and its Subsidiaries on a Consolidated basis for such period.

          In addition, solely for purposes of Section 5.04, in determining the Interest Coverage Ratio on any date or for any period when any Special Refinancing Debt is outstanding, EBITDA and Cash Interest Expense shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with Section 5.02(b)(1)(xix)(I):

               (1) the EBITDA component shall be determined excluding interest expense on either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and
                                 -------------

               (2) the Cash Interest Expense component shall be determined excluding interest expense on such Excluded Debt.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
     part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select; provided that:
                                                                 --------

               (a) the Company may not select any Interest Period that ends after any Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Advances having Interest Periods that end after such Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Advances scheduled to be outstanding after giving effect to the payments of principal required to be made on such Commitment Reduction Date;

               (b) no Interest Period for any Advance may end after the Commitment Termination Date;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last
                        --------
          day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, (a) any arrangement pursuant to which the investor Guarantees Debt of another Person, (b) the acquisition of all or substantially all of the assets of such Person or of any division of such Person, and

     (c) any merger of or consolidation with such Person; provided that the
                                                          --------
     purchase of equipment, fixed assets, real property or improvements from such Person do not constitute Investments in such Person to the extent the same constitute Capital Expenditures.

          "Issuing Bank" means each Lender specified on the signature pages
           ------------
     hereof as an "Issuing Bank", together with its successors in such capacity, provided that with respect to NationsBank, N.A. and its successors it shall
     --------
     be an Issuing Bank only with respect to the NationsBank L/C's.

          "L/C Cash Collateral Account" means, collectively, one or more cash
           ---------------------------
     collateral accounts maintained by the Administrative Agent with Citibank for the benefit of the Lenders and Issuing Banks.

          "L/C Related Documents" has the meaning specified in Section 2.13(e).
           ---------------------

          "Lenders" means the Initial Lenders listed on the signature pages
           -------
     hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

          "Letter of Credit" means a letter of credit issued by an Issuing Bank
           ----------------
     for account of the Company or any of its Subsidiaries pursuant to Section 2.13(a).

          "Letter of Credit Commitment" means, with respect to any Issuing Bank
           ---------------------------
     at any time, the amount set forth opposite such Issuing Bank's name on
     Schedule 2.01 under the caption "Letter of Credit Commitment", as such amount may be reduced pursuant to Section 2.04.

          "Letter of Credit Liability" means, as of any date of determination,
           --------------------------
     all of the liabilities of the Company to the Issuing Banks in respect of Letters of Credit, whether any such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate Available Amount of all Letters of Credit then outstanding, plus (b) the aggregate amount that has
                                         ----
     then been paid by, and has not been reimbursed to, any Issuing Bank under Letters of Credit.

          "Letter of Credit Sublimit" means, at any time, the lesser of (i)
           -------------------------
     $45,000,000 and (ii) the aggregate amount of the Commitments hereunder at such time.

          "Letters of Credit" has the meaning specified in Section 2.13(a).
           -----------------

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Liquid Asset Coverage Amount" means, at any date, the aggregate
           ----------------------------
     amount of Receivables and inventory of the members of the Consolidated Group (determined on a Consolidated basis in accordance with GAAP) on such date (as determined reasonably and in good faith by Terra); provided that
                                                                 --------
     (x) all Receivables not payable in Dollars or in any other freely convertible currency shall be excluded and (y) all inventory not located within the United States of America, Canada and the United Kingdom shall be excluded.

          "Liquid Asset Coverage Certificate" means a certificate of the Senior
           ---------------------------------
     Financial Officer, substantially in the form of Exhibit H and appropriately completed (which amounts therein, in the case of the Liquid Asset Coverage Certificate delivered pursuant to Section 3.01(s), shall be determined reasonably and in good faith by Terra).

          "Liquid Asset Coverage Date" means a date as of which the Interest
           --------------------------
     Coverage Ratio is less than 2.00 to 1.00.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Security Documents and the Loan Purchase Agreement.

          "Loan Purchase Agreement" means an Amended and Restated Loan Purchase
           -----------------------
     Agreement attached as Exhibit E-1 between the Administrative Agent and Terra, as modified by the Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E and as further amended from time to time.

          "Major Operating Lease Obligations" means, for any Person, all
           ---------------------------------
     obligations of such Person under an operating lease to pay required termination payments or like payments in an amount exceeding $7,000,000 and in an amount at least equal to 75% of the original acquisition cost of the leased property under such operating lease.

          "Management Agreements" means one or more management agreements
           ---------------------
     between Terra and/or certain of its Subsidiaries and other Persons providing for the performance by Terra or any of such Subsidiaries of certain treasury, purchasing, legal and/or other services for its Subsidiaries and such other Persons, as such agreements are in effect from time to time.

          "Margin Stock" has the meaning specified in Regulations U and X.
           ------------

          "Material Adverse Change" means, with respect to any Person, any
           -----------------------
     material adverse change in the business, assets, operations, properties or financial condition of such Person and its Subsidiaries taken as a whole, or any material adverse change in the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing, other than any of the foregoing resulting solely from (i) a general economic change in the industry of such Person and its Subsidiaries or (ii) the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, or a material adverse effect on the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing (other than any of the foregoing resulting solely from the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement), (b) the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means:
           -----------------

               (A)  each Hedge Agreement;

               (B) each contract to which Terra or any of its Subsidiaries is a party (a "Specified Party") that (a) provides for the provision of
                    ---------------
          goods or services by the Specified Party or the receipt of goods or services by the Specified Party, (b) has a term of more than one year (unless such contract may be cancelled at the sole option of another Person party to such contract), (c) involves the payment or receipt by the Specified Party of consideration having a fair market value in excess of $1,000,000 in any fiscal year of Terra and (d) provides for either: (i) the provision of goods or services to another Person that is obligated to purchase from the Specified Party a specified quantity of such goods or services (but only to the extent that, if such other Person did not purchase such quantity of such goods or services, the Specified Party would not be readily able to sell such goods or services at a price equal to or higher than the price set in such contract) or (ii) the receipt of goods or services from another Person that is obligated to supply to the Specified Party a specified quantity of such goods or services (but only to the extent that, if such other Person did not supply such quantity of such goods or services, the Specified Party would not be readily able to purchase such goods or services at a price less than or equal to the price set in such contract); and

               (C) each contract to which Terra or any of its Subsidiaries is a party that, if such contract were to be terminated or the obligations of any other Person party to such contract were to fail to be in full force and effect, could reasonably be expected, either individually or in the aggregate with any other such event, to have a Material Adverse Effect.

          "Material Subsidiary" means any Subsidiary of Terra other than an
           -------------------
     Immaterial Subsidiary.

          "Minorco" means Minorco, S.A., a Luxembourg societe anonyme, and its
           -------
     successors.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Mortgages" means, collectively, the Terra Oklahoma Mortgage, the BMLP
           ---------
     Mortgage and the Port Neal Corporation Mortgage and each other Mortgage covering real and other property of one or more of the Obligors as may be executed and delivered in accordance with the terms and conditions set forth herein.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
     defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
     as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NationsBank L/C's" means the Letters of Credit identified on Schedule
           -----------------
     1.

          "Net Available Proceeds" means:
           ----------------------

               (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by Terra and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) such
                                                          --------
          Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by Terra and its Subsidiaries in connection with such Disposition and (y) any Federal, state and local income or other taxes estimated in good faith to be payable by Terra and its Subsidiaries as a result of such Disposition and (ii) such Net Available Proceeds shall be net of any repayments by Terra or any of its Subsidiaries of Debt to the extent that (x) such Debt is secured by a Lien on the property that is the subject of such Disposition and
          (y) the transferee of (or holder of a Lien on) such property requires that such Debt be repaid as a condition to the purchase of such property; and

               (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by Terra and its Subsidiaries (and, in the case of business interruption insurance, not contractually required to be paid over to Morgan Stanley Leveraged Equity Fund II, as agent, or its successors or assigns) in respect of such Casualty Event net of

          (A) reasonable expenses incurred by Terra and its Subsidiaries in connection therewith, (B) contractually required repayments of Debt to the extent secured by a Lien on the property suffering such Casualty Event and any income and transfer taxes payable by Terra or any of its Subsidiaries in respect of such Casualty Event and (C) amounts promptly applied to or set aside for the repair or replacement of the property suffering such Casualty Event; provided that the proceeds of
                                                  --------
          insurance received by Terra and its Subsidiaries in connection with the December 13, 1994 Casualty Event at the Port Neal Facility shall be deemed to be applied to the repair or replacement of the Port Neal Facility.

          "Net Worth" means, for any Person at any time, the sum of the
           ---------
     following for such Person and its Subsidiaries on a Consolidated basis:

               (a)  the amount of capital stock; plus
                                                 ----

               (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such
                                                     -----
          deficit).

          "1995 Terra Debt" means Debt incurred by Terra under the 1995 Terra
           ---------------
     Debt Indenture.

          "1995 Terra Debt Indenture" means the Indenture dated as of June 22,
           -------------------------
     1995 between Terra and First Trust National Association, as Trustee, providing for the issuance of Terra's 10.50% Senior Notes, as from time to time amended.

          "Note" means a promissory note of the Company payable to the order of
           ----
     a Lender, in substantially the form of Exhibit A, as from time to time amended.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).
           -------------------

          "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).
           ------------------

          "Obligation" means, with respect to any Person, any obligation of such
           ----------
     Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include (a) their respective obligations to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable under any Loan Document and (b) their respective obligations to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Obligor.

          "Obligors" means the Guarantors and the Company.
           --------

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Original Credit Agreement" means the Credit Agreement dated as of
           -------------------------
     October 24, 1994 among the Company, Terra and TNLP, as borrowers, certain Guarantors, the "Lenders" and "Issuing Banks" referred to therein and Citibank, as Agent.

          "Other Distribution" means a Dividend Payment made with respect to the
           ------------------
     capital stock of the Company except to the extent that the Company determines, reasonably and in good faith, that such Dividend Payment (1) is made to fund one or more of the items described in the definition of "Specified Payments" in this Section 1.01 or (2) is made out of the then-available amount of Cumulative Adjusted Net Income.

          "Other Taxes" has the meaning specified in Section 2.11(b).
           -----------

          "Outside Subsidiary" means any Subsidiary of Terra (other than Terra
           ------------------
     Capital Holdings or any of its Subsidiaries).

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof;

          (b) readily marketable direct obligations of the United States of America, or of any agency thereof, or readily marketable obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof;

          (c) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof or of the government of Canada or the United Kingdom or any agency thereof, in each case maturing not more than one year from the date of acquisition thereof and having the highest credit rating obtainable from either of Moody's or Standard & Poor's;

          (d) money market mutual funds (including, without limitation, tax-free money market mutual funds) with assets consisting solely of U.S. Dollars and securities principally of the types described in paragraphs
     (a), (b) and (c) in this definition;

          (e) certificates of deposit issued by, repurchase and reverse repurchase agreements with, banker's acceptances of, and eurodollar time deposits with, any Initial Lender or any bank or trust company organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits of at least $500,000,000 (or any national or regional brokerage firm) and whose unsecured, unguaranteed long-term senior debt obligations are rated at least A by Standard & Poor's and at least A2 by Moody's, maturing not more than 270 days from the date of acquisition thereof;

          (f) obligations of not more than $100,000 in the aggregate at any one time of any bank or bank holding company with a capital and surplus of less than $500,000,000 or whose unsecured, unguaranteed long-term senior debt obligations are rated less than A by Standard & Poor's or less than A2 by Moody's;

          (g) commercial paper and variable rate demand notes, in each case rated at least A-1 by Standard & Poor's or at least P-1 by Moody's and maturing not more than 270 days from the date of acquisition thereof;

          (h) tax-exempt auction rate preferred stock and taxable and tax-exempt auction rate securities, in each case rated at least AAA by Standard & Poor's and Aaa by Moody's and maturing not more than 60 days from the date of acquisition thereof;

          (i) "Liquidity Optimized Guaranteed Investment Contracts" with insurance companies having short-term debt ratings of at least A-1 by Standard & Poor's and P-1 by Moody's and maturing not more than 30 days from the date of acquisition thereof;

          (j) Canadian dollar-denominated banker's acceptances of Canadian banks rated at least R1-mid by Dominion Bond Rating Service ("Dominion")
                                                                   --------
     and maturing not more than one year from the date of acquisition thereof;
     and

          (k) Canadian dollar-denominated commercial paper rated at least R1-mid by Dominion and maturing not more than one year from the date of acquisition thereof; and

          (l) solely with respect to Terra U.K., (i) British government bonds maturing not more than one year from the date of acquisition thereof; (ii) money-market funds or composite funds with assets consisting solely of Pounds Sterling, high-quality short-term corporate securities and securities principally of the type described in clause (i) in this paragraph (l); and (iii) funds held in corporate accounts at banks organized under the laws of the United Kingdom having capital, surplus and undivided profits not less than $350,000,000 or at branches of U.S. banks located in the United Kingdom of the quality described in paragraph (e) above.

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or, if such a proceeding has been commenced, such proceeding is being contested in good faith by appropriate proceedings and enforcement of any Lien has been and is stayed):

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b),

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens, statutory landlord's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings,

               (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations,

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), surety and appeal bonds, and performance bonds and other obligations of a like nature incurred, in each case arising in the ordinary course of business,

               (e) as to any particular property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not materially impair the use of such property for the purpose for which it is held by the owner thereof,

               (f) municipal and zoning ordinances that are not violated in any material respect by the existing improvements and the present use made by the owner thereof, and

               (g)  real estate taxes and assessments not yet delinquent.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Port Neal Facility" means TI's facility in Port Neal, Iowa.
           ------------------

          "Port Neal Corporation" means Port Neal Corporation, a Delaware
           ---------------------
     corporation and a wholly owned Subsidiary of TI.

          "Port Neal Corporation Mortgage" means a Mortgage, Assignment of
           ------------------------------
     Rents, Security Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-5 between Port Neal Corporation and the Collateral Agent, as amended from time to time.

          "Post-Default Rate" means a rate per annum equal to 2% plus the
           -----------------                                     ----
     Applicable Margin plus the Base Rate as in effect from time to time.
                       ----

          "Pounds Sterling" and "(Pounds)" means lawful money of the United
           ---------------
     Kingdom.

          "Preferred Stock" means, with respect to any corporation, capital
           ---------------
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Lender at
           --------------
     any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Advances hereunder (or, prior to the Commitment Termination Date, the amount of such Lender's Commitment), and the denominator of which is the aggregate Advances or Commitments, as the case may be, hereunder at such time, multiplied by (b) such amount.
                                     -------------

          "Purchase Event" means:
           --------------

               (1) that during any period commencing January 1, 1995, the aggregate amount of Dividend Payments with respect to the capital stock of the Company during such period exceeds the sum of:

                    (a) the aggregate amount of Specified Payments for such
               period plus
                      ----

                    (b) Cumulative Adjusted Net Income for such period plus
                                                                       ----

                    (c) the amounts available during such period for Restricted
               Transactions under Section 5.02(h) (provided that this clause (c)
                                                   --------
               shall be determined, with respect to all periods prior to the Restatement Date, as provided in the Existing Credit Agreement) to the extent not utilized for Restricted Transactions during such period; or

               (2)  that:

               (A) Liens on or with respect to any property of the Company or any of its Subsidiaries have been created in favor of Terra or any of its Subsidiaries, other than Liens permitted under any of clauses (i) through (xviii) of Section 5.02(a); or

               (B) the Company or any of its Subsidiaries has any outstanding Debt owing to Terra or any of its Subsidiaries, other than Debt permitted to be outstanding under any of clauses (i) through (vii) of
          Section 5.02(b)(2); or

               (C) the Company or any of its Subsidiaries has sold, transferred or otherwise disposed of any of its property to Terra or any of its Subsidiaries, other than sales, transfers or other dispositions permitted under any of clauses (i) through (ix) of Section 5.02(e); or

               (D) the Company or any of its Subsidiaries has made any Investments in Terra or any of its Subsidiaries, other than Investments permitted under any of clauses (i) through (xv) of Section 5.02(f).

          "Quarterly Dates" means March 31, June 30, September 30 and December
           ---------------
     31 in each year, the first of which shall be the first such day after the Restatement Date, provided that, if any such day is not a Business Day, the
                       --------
     relevant Quarterly Date shall be the immediately preceding Business Day.

          "Ramp Up Period Multiplier" means, for any period, (x) four divided by
           -------------------------
     (y) the number of fiscal quarters of Terra that both begin and end during such period.

          "Receivables" means accounts and notes receivable and, in each case,
           -----------
     related reserves.

          "Receivables Facilities" means, collectively, (i) the August 1996
           ----------------------
     Receivables Purchase Agreement among Terra Funding Corporation, as Seller, the Company, as initial servicer, the financial institutions party thereto, as Purchasers, and Bank of America National Trust and Savings Association, as Agent and (ii) the Receivables Purchase Agreement dated as of March 31, 1994 among TI, as Seller, the financial institutions party thereto, as Purchasers, and Bank of America National Trust and Savings Association, successor to Continental Bank N.A., as agent, as from time to time amended.

          "Receivables Subsidiary" means a Subsidiary of the Company that meets
           ----------------------
     both of the following criteria:

               (1) such Subsidiary is formed solely for the purpose of, and is engaged solely in the business of, (x) purchasing Receivables of the Company and one or more of its Subsidiaries under an Intercompany Receivables Facility and/or (y) owning the capital stock of, or other ownership interests in, one or more Receivables Subsidiaries; and

               (2) all of the capital stock of and/or other ownership interests in, such Subsidiary is owned beneficially and of record, directly or indirectly, by Terra Capital Holdings, the Company and/or one or more other Receivables Subsidiaries.

          "Redeemable" means any capital stock, Debt or other right or
           ----------
     Obligation that (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates prior to the Commitment Termination Date hereunder, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
     (b) is redeemable on any date prior to the Commitment Termination Date at the option of the holder thereof. For purposes of this Agreement, the BMLP Class A Limited Partnership Interest shall not be deemed to be "Redeemable".

          "Reference Banks" means Citibank, NationsBank, N.A. and The Bank of
           ---------------
     Nova Scotia (or their respective Applicable Lending Offices, as the case may be).

          "Refinanceable Debt" has the meaning assigned to such term in Section
           ------------------
     5.02(b)(1)(xix)(I).

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "Regulation U" and "Regulation X" mean Regulations U and X of the
           ------------       ------------
     Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

          "Required Lenders" means at any time Lenders owed or holding in the
           ----------------
     aggregate at least 51% of the sum of the then aggregate unpaid principal amount of the Advances, the then aggregate Unused Commitments and the aggregate Available Amount of all Letters of Credit. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders according to their respective Pro Rata Shares.

          "Restatement Date" has the meaning assigned to such term in Section
           ----------------
     3.01.

          "Restricted Transactions" means, collectively, Capital Expenditures
           -----------------------
     and Specified Acquisitions.

          "Rolling Period" means (i) for the fiscal quarter of Terra ending in
           --------------
     June 1999, such fiscal quarter, (ii) for the fiscal quarter of Terra ending in September 1999, such fiscal quarter and the prior fiscal quarter of Terra, (iii) for the fiscal quarter of Terra ending in December 1999, such fiscal quarter and the prior two fiscal quarters of Terra and (iv) thereafter, any period of four consecutive fiscal quarters of Terra.

          "Security Documents" means the Holdings Pledge Agreement, the Terra
           ------------------
     Capital Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, the

     TNLP Pledge and Security Agreement, the Mortgages, each security agreement or other grant of security now or hereafter made by any Obligor to secure any of the Obligations hereunder and under the other Loan Documents, and all Uniform Commercial Code financing statements required by this Agreement or any of the foregoing to be filed with respect to the security interests in real or personal property created pursuant thereto.

          "Senior Financial Officer" means the Chief Financial Officer of Terra.
           ------------------------

          "Senior Preference Units" means, collectively, (a) the "Senior
           -----------------------
     Preference Units" issued and outstanding under, and as defined in, the Agreement of Limited Partnership dated as of December 4, 1991 of TNCLP, as such Agreement of Limited Partnership is in effect on the Restatement Date, and (b) the "Common Units" into which such Senior Preference Units have been converted in accordance with Section 5.5 of such Agreement of Limited Partnership.

          "Single Employer Plan" of any Person means a single employer plan, as
           --------------------
     defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for employees or former employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           -------       --------
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Special Refinancing Debt" has the meaning assigned to such term in
           ------------------------
     Section 5.02(b)(1)(xix).

          "Specified Acquisitions" means Investments (including, without
           ----------------------
     limitation, Investments arising by reason of any merger or consolidation permitted under Sections 5.02(d)(i)(y) and 5.02(d)(ii)(y), but excluding the Excluded Transactions) consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole.

          "Specified Group" has the meaning specified in Section 5.02(e)(iii).
           ---------------

          "Specified Payments" means, for any period, (a) all interest due and
           ------------------
     payable on the AMCI Senior Notes and on the 1995 Terra Debt during such period, (b) all scheduled dividends payable during such period on convertible Preferred Stock or other equity securities issued and the proceeds of which were applied to prepay the Advances (to the extent the Commitments hereunder are reduced simultaneously with such issuance), (c) ordinary and necessary expenses incurred by Terra as a result of its operations as a publicly-held holding company and (d) other payments in an aggregate amount up to $5,000,000 per year to the extent required under pre-existing obligations.

          "SPU Redemption" means the purchase, redemption or other acquisition
           --------------
     from time to time of all or a portion of the outstanding Senior Preference Units by Terra and its Subsidiaries (or any of them):

               (a) on such terms and conditions as could not reasonably be expected to have a Material Adverse Effect; and

               (b) in accordance in all material respects with the terms and conditions hereof.

          "SPU Redemption Time" means the time as of which all of the Senior
           -------------------
     Preference Units shall have been purchased or otherwise redeemed pursuant to the SPU Redemption.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a
           -----------------
     division of The McGraw-Hill Companies, Inc., and its successors.

          "Subordinated Indebtedness" means Debt of Terra or any of its
           -------------------------
     Subsidiaries the payment of which is subordinated (on reasonably satisfactory terms and pursuant to documentation satisfactory to the Required Lenders) in right of payment to the prior payment in full of the Advances.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. For all purposes of this Agreement and the other Loan Documents, BMLP and each of BMLP's Subsidiaries shall be deemed to be Subsidiaries of the Company so long as TMC or one of TMC's Subsidiaries is the sole general partner of BMLP.

          "Subsidiary Guarantor" means, collectively, (x) TNC, BMCH, Beaumont
           --------------------
     Holdings, TMC, TI, BMLP, Port Neal Corporation, Terra Oklahoma , Terra U.K. Holdings and BAI and (y) from and after the SPU Redemption Time, TNLP and its successors.

          "Subsidiary Pledge and Security Agreement" means an Amended and
           ----------------------------------------
     Restated Pledge and Security Agreement in substantially the form attached hereto as Exhibit B-3 between certain of the Guarantors and the Collateral Agent, as amended from time to time.

          "Terra" means Terra Industries Inc., a Maryland corporation and an
           -----
     indirect parent of the Company.

          "Terra Canada" means Terra International (Canada) Inc., a corporation
           ------------
     governed by the laws of Ontario and an indirect wholly owned Subsidiary of the Company.

          "Terra Canada Credit Facility" means the Credit Agreement dated as of
           ----------------------------
     December 31, 1997 and amended and restated as of March 31,1998 among Terra Canada, the lenders party thereto and Citibank, as administrative agent for said lenders, as from time to time amended.

          "Terra Canada Group" means, collectively, Terra Canada and its
           ------------------
     Subsidiaries, and a "member" of the Terra Canada Group means, individually, Terra Canada and each such Subsidiary.

          "Terra Capital Holdings" means Terra Capital Holdings, Inc., a
           ----------------------
     Delaware corporation and the direct parent of the Company.

          "Terra Capital Pledge and Security Agreement" means an Amended and
           -------------------------------------------
     Restated Pledge and Security Agreement in substantially the form attached hereto as Exhibit B-2 between the Company and the Collateral Agent, as amended from time to time.

          "Terra Customer Debt" means Debt of a customer of Terra or any of its
           -------------------
     Subsidiaries owing to Deere and Company ("Deere") or any of Deere's
                                               -----
     Subsidiaries, provided that:
                   --------

               (1) such customer is required to repay such Debt in full within 15 months of the date on which such Debt is incurred;

               (2) in the reasonable opinion of TI, such customer is creditworthy; and

               (3) it is a condition of the extension of credit by Deere or its Subsidiaries to such customer that TI Guarantees a portion of such Debt.

          "Terra Oklahoma" means Terra International (Oklahoma) Inc., a Delaware
           --------------
     corporation and a wholly owned Subsidiary of TI.

          "Terra Oklahoma Mortgage" means a Mortgage, Assignment of Rents,
           -----------------------
     Security Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-5 between Terra Oklahoma and the Collateral Agent, as amended from time to time.

          "Terra U.K." means Terra Nitrogen (U.K.) Limited, a corporation formed
           ----------
     under the laws of England and a wholly owned Subsidiary of Terra Canada.

          "Terra U.K. Customer Debt" means Debt of a customer of Terra U.K.
           ------------------------
     owing to Capital Bank Plc or another financial institution in the United Kingdom, provided that:
              --------

               (1) such customer uses the entire principal proceeds of such Debt to pay for goods and services purchased from Terra U.K.;

               (2) such customer is required to repay such Debt in full within 12 months of the date on which such Debt is incurred;

               (3) in the reasonable opinion of Terra U.K., such customer is creditworthy; and

               (4) it is a condition of the extension of credit by Capital Bank Plc (or such other financial institution) to such customer that Terra U.K. Guarantee a portion of such Debt.

          "Terra U.K. Holdings" means Terra (U.K.) Holdings, Inc., a Delaware
           -------------------
     corporation and a direct Subsidiary of BMLP.

          "Terra U.K. Offtake Agreement" means, collectively, one or more
           ----------------------------
     nitrogen products offtake agreements between the Company and Terra U.K. entered into in connection with the transactions contemplated by the BMLP Partnership Agreement and the BMLP Support and Option Agreement, as from time to time amended.

          "Terra U.K. Term Loan" has the meaning specified in Section
           --------------------
     5.02(b)(2)(vi).

          "Terra U.K. Term Loan Agreement" means the credit agreement dated as
           ------------------------------
     of December 31, 1997 providing for the Terra U.K. Term Loan, as from time to time amended.

          "TI" means Terra International, Inc., a Delaware corporation and a
           --
     wholly owned Subsidiary of the Company.

          "TMC" means Terra Methanol Corporation, a Delaware corporation.
           ---

          "TNC" means Terra Nitrogen Corporation, a Delaware corporation and a
           ---
     wholly owned Subsidiary of the Company.

          "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited
           -----
     partnership and a Subsidiary of the Company.

          "TNLP" means Terra Nitrogen, Limited Partnership, a Delaware limited
           ----
     partnership and a Subsidiary of the Company.

          "TNLP Notes" has the meaning assigned to such term in Section
           ----------
     5.02(b)(2)(ii).

          "TNLP Pledge and Security Agreement" means an Amended and Restated
           ----------------------------------
     Pledge and Security Agreement in substantially the form attached hereto as Exhibit B-4 between TNLP and the Collateral Agent, as amended from time to time.

          "Type" refers to the distinction between Advances bearing interest at
           ----
     the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "U.K. Nitrogen Assets" means the "Assets", as defined in the Sale of
           --------------------
     Business Agreement relating to the ICI Fertilizer Business dated November 20, 1997 between ICI, Terra U.K. and Terra.

          "Unused Commitment" means, with respect to any Lender at any time, (a)
           -----------------
     such Lender's Commitment at such time minus (without duplication) (b) the
                                           -----
     sum of (i) the aggregate outstanding principal amount of all Advances made by such Lender and (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and of all unreimbursed drawings thereunder.

          "U.S. Dollars" and "$" means lawful money of the United States of
           ------------       -
     America.

          Section 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          Section 1.03.  Accounting Terms. All accounting terms not specifically
                         ----------------
defined herein shall be construed in accordance with GAAP.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

          Section 2.01.  The Advances.
                         ------------

          (a) (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("Advances") to the Company from
                                               --------
     time to time on any Business Day during the period from the Restatement Date until the Commitment Termination Date in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Commitment" (such amount being such Lender's "Commitment"), and, as to all Lenders, in an aggregate
                          ----------
     amount at any one time outstanding not to exceed $62,812,500.00; provided
                                                                      --------
     that the Lenders shall not be obligated to make additional Advances on any Liquid Asset Coverage Date if the Aggregate Outstanding Exposure as of such date (determined after giving effect to the making of such Advances) would exceed the Adjusted Liquid Asset Coverage Amount as of such date.

          On the Restatement Date (i) all outstanding "Terra Advances" and "TNLP Advances" of each Lender under the Existing Credit Agreement shall automatically, without any action on the part of any Person, be deemed to be Advances hereunder and, without prejudice to the foregoing, the Borrower shall irrevocably and unconditionally assume and agree to pay and perform all of the obligations of TNLP, whether now existing or hereafter from time to time arising, under the Existing Credit Agreement, including without limitation the obligation of TNLP to pay the principal of and interest on the "TNLP Advances" and the "TNLP Letters of Credit" as defined therein and all other amounts payable by TNLP thereunder, (ii) the "TNLP Commitments" of each Lender under the Existing Credit Agreement shall automatically, without any action on the part of any Person, be terminated and (iii) all Interest Periods under the Existing Credit Agreement in respect of the "Terra Advances" and the "TNLP Advances" thereunder shall automatically be terminated, and, subject to the provisions of Section 2.01(b), the Company shall be permitted to Continue such "Terra Advances" as Eurodollar Rate Advances hereunder, or to Convert such "Terra Advances" into Base Rate Advances hereunder.

          (ii) The Advances shall be made by the Lenders ratably according to their respective Commitments.

          (iii) Within the limits of each Lender's Commitment in effect from time to time, the Company may borrow under this Section 2.01(a) and/or obtain the issuance of Letters of Credit under Section 2.13, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(a); provided that the aggregate outstanding principal amount of Advances when
     --------
     added to the aggregate Letter of Credit Liability may not at any time exceed the aggregate amount of the Commitments at such time.

          (iv) The proceeds of the Advances shall be used solely (A) for general corporate purposes of the Company and its Subsidiaries, including, without limitation, to finance the ongoing working capital needs of, and to refinance outstanding Debt of, such Persons, (B) to finance all or a portion of the SPU Redemption (subject to the provisions of Section 5.02(f)(ix))and (C) to repay the full (or any portion thereof) outstanding principal amount of the loans (together with accrued interest thereon and any and all other amounts owing thereunder) under the Terra Canada Credit Facility.

          (v) Notwithstanding the foregoing provisions of Section 2.01(a), the Company agrees that, for a period of 30 consecutive days during each fiscal year it will prepay the Advances in such amounts as shall be necessary so the aggregate outstanding principal amount of the Advances shall not exceed the Cleanup Amount as in effect at such time; provided that this Section
                                                   --------
     2.01(a)(v) shall not prevent the Company from requesting the issuance of Letters of Credit during any such period pursuant to Section 2.13, or the Lenders from making Advances in respect thereof pursuant to Section 2.13(c), which Advances (subject to the other terms and conditions of this Agreement) may remain outstanding during such period. For purposes hereof, "Cleanup Amount" means, at any time during the periods set forth in column
      --------------
     (A) below, the respective amount set forth for such period in column (B) below:

                      (A)                            (B)
                    Period                     Cleanup Amount
                 ---------------               --------------
          From January 1, 1999 to                $60,000,000
           December 31, 1999

          From and after January 1, 2000         $30,000,000

          (b)  Minimum Amounts.  Each Borrowing shall be in an aggregate amount
               ---------------
at least equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (c)  No Responsibility to Third Parties.  Neither the Administrative
               ----------------------------------
Agent nor any Lender nor any Issuing Bank shall have any responsibility as to the application or use of any of the proceeds of any Advance.

          Section 2.02.  Making the Advances.
                         -------------------

          (a) (i) Except as otherwise provided in Section 2.13, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the Business Day of (or, with respect to a Borrowing of Eurodollar Rate Advances, 10:00 A.M. (New York City time) on the second Business Day prior to the date of) the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "Notice
                                                                         ------
     of Borrowing") shall be by telex, telecopier or cable, confirmed
     ------------
     immediately in writing, in substantially the form of Exhibit C, specifying therein (1) the requested date of such Borrowing, (2) the requested Type of Advances comprising such Borrowing, (3) the requested aggregate amount of such Borrowing, (4) in the case of a Borrowing consisting of Eurodollar Rate Advances, the requested initial Interest Period for each such Advance and (5) whether the proposed Borrowing Date is a Liquid Asset Coverage Date (and, if so, specifying therein the Liquid Asset Coverage Amount, the Adjusted Liquid Asset Coverage Amount and the Aggregate Outstanding Exposure before giving effect to the proposed Advances).

          (ii) In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.06(a)(ii).

          (iii) Each Lender shall, before 1:00 P.M. (New York City time) on the date of each Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will transfer same day funds to the Borrower's Account; provided that the Administrative Agent shall first make a portion
              --------
     of such funds equal to any unreimbursed drawing under any Letter of Credit available to each Issuing Bank having issued any such Letter of Credit for reimbursement of such drawing.

          (b)  Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower shall not select Eurodollar Rate Advances (y) for any Borrowing if the aggregate amount of such Borrowing is less than $3,000,000 or (z) if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09, and (ii) Eurodollar Rate Advances may not be outstanding under more than 15 separate Interest Periods at any one time.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 Noon (New York City time) on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the

Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent shall have made available such corresponding amount to the Borrower, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          Section 2.03.  Repayment.  The Company hereby promises to pay to the
                         ---------
Administrative Agent for the account of each Lender the full outstanding principal amount of the Advances of such Lender on the Commitment Termination Date. In addition, if following any Commitment Reduction Date the aggregate principal amount of the Advances, together with the aggregate amount of all Letter of Credit Liabilities, shall exceed the Commitments, the Company shall, first, pay Advances and, second, provide cover for Letter of Credit Liabilities in the manner specified in Section 2.05(d)) in an aggregate amount equal to such excess. All repayments of principal under this Section 2.03 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

          Section 2.04.  Termination or Reduction of the Commitments.
                         -------------------------------------------

          (a)  Optional.  The Borrower may at any time or from time to time,
               --------
upon not less than two Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the Commitments, provided that (i) each
                                                      --------
partial reduction of the Commitments shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) the aggregate amount of the Commitments shall not be reduced below the Letter of Credit Commitment.

          (b)  Mandatory.  The Commitments shall be automatically and
               ---------
permanently reduced to zero on the Commitment Termination Date. In addition, the aggregate amount of the Commitments shall be automatically reduced on each Commitment Reduction Date by an amount equal to the relevant Commitment Amount Reduction (if any).

          (c)  Reductions Pro Rata; No Reinstatements.  Each reduction of the
               --------------------------------------
Commitments shall be applied to the Commitments of the Lenders pro rata according to the respective amounts of their respective Commitments. Commitments once terminated or reduced may not be reinstated.

          Section 2.05.  Prepayments, Etc.
                         -----------------

          (a)  Optional Prepayments.  (i) The Borrower may, upon at least two
               --------------------
     Business Days' notice (in the case of prepayment of Eurodollar Rate Advances) or upon notice given on the date of prepayment (in the case of prepayments of Base Rate Advances) to the Administrative Agent (which notice shall state the proposed date and aggregate principal amount of the prepayment), and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x)
                                                              --------
     each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) any such prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 9.04(c) in respect of such prepayment and (z) each such notice shall be made on the relevant day not later than, in the case of prepayments of Eurodollar Rate Advances, 10:00 A.M. (New York City time) and, in the case of prepayments of Base Rate Advances, 12:00 Noon (New York City time).

          (ii) Each prepayment of Advances under this Section 2.05(a) shall be made for account of the Lenders according to their Pro Rata Shares of the principal amount of the Advances.

          (b)  Mandatory Prepayments; Commitment Reductions.
               --------------------------------------------

          (i)  Sale of Assets.  Without limiting the obligation of the Company
               --------------
     to obtain the consent of the Required Lenders pursuant to Section 5.02(e) to any Disposition not otherwise permitted hereunder, immediately upon the consummation of each Disposition (other than (x) the sale of the Distribution Business by Terra pursuant to the Distribution Business Sale Agreement and (y) the sale, assignment, transfer or disposition to one or more third parties of any property excluded from the sale of the Distribution Business pursuant to Section 4.1.13.3 of the Distribution Business Sale Agreement) occurring on or after the Restatement Date the Company shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.05(d)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Net Available Proceeds of such Disposition; provided that the following
                                                     --------
     shall not be deemed to be Dispositions for purposes of this clause (i):

               (1) the sale by the Company or any of its Subsidiaries of Receivables under an Intercompany Receivables Facility;

               (2) the sale of any property by any member of the Terra Canada Group (to the extent the proceeds of such Disposition have been applied to prepay the loans outstanding under the Terra Canada Credit Facility);

               (3) the transactions relating to the construction of the Ammonia Loop;

               (4) the transactions under the Ammonium Nitrate Hedging Agreement and

               (5) prior to the SPU Redemption Date, Dispositions by TNLP (but only to the extent the Net Available Proceeds of such Disposition exceed the aggregate principal amount of TNLP Notes then outstanding).

          (ii)  Casualty Events.  Upon the date 90 days following the receipt by
                ---------------
     Terra or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of Terra or any of its Subsidiaries, the Company shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.05(d)), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to the Net Available Proceeds of such Casualty Event not theretofore applied, or committed to be applied, to the repair or replacement of such property or set aside for such purpose; provided that the following events shall not
                                 --------
     require prepayments (and/or Commitment reductions) pursuant to this clause
     (ii):

               (1) Casualty Events affecting property of any member of the Terra Canada Group (to the extent the proceeds of insurance, condemnation awards or other compensation are applied to the repair or replacement of such property or are applied to prepay the loans outstanding under the Terra Canada Credit Facility); and

               (2) prior to the SPU Redemption Date, Casualty Events affecting property of TNLP (to the extent the proceeds of insurance, condemnation awards or other compensation are applied to the repair or replacement of such property or exceed the aggregate principal amount of TNLP Notes then outstanding).

     Nothing in this clause (ii) shall be deemed to limit any obligation of Terra or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, a Collateral Account under and as defined in the Security Documents) maintained by the Collateral Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (iii)  Liquid Asset Coverage Events.  If on any Liquid Asset Coverage
                 ----------------------------
     Date the Aggregate Outstanding Exposure exceeds the Adjusted Liquid Asset Coverage Amount, the Company shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.05(d)) in an aggregate amount equal to such excess. No prepayment pursuant to this clause (iii) shall require the Commitments to be reduced pursuant to
     Section 2.05(c).

          (c)    Application.  On the dates specified in clauses (i) and (ii) of
                 -----------
Section 2.05(b), the Commitments shall be reduced automatically in an aggregate amount equal to the amount specified in such paragraphs (and to the extent that, after giving effect to such reduction, the Aggregate Outstanding Exposure would exceed the Commitments, the Company shall, first, prepay Advances and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (d) below, in an aggregate amount equal to such excess).

          (d)    Cover for Letter of Credit Liabilities.  In the event that the
                 --------------------------------------
Company shall be required pursuant to Section 2.03 or Section 2.05(b) to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent same day funds in an amount equal to the required amount, which funds shall be deposited in the L/C Cash Collateral Account until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          (e)    Payments with Interest. All prepayments under this Section 2.05
                 ----------------------
shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          Section 2.06.  Interest.
                         --------

          (a)    Ordinary Interest. The Company shall pay interest on the unpaid
                 -----------------
principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

          (i)    Base Rate Advances. While such Advance is a Base Rate Advance,
                 ------------------
     a rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Margin in eff ect from
                              ----
     time to time, payable in arrears quarterly on each Quarterly Date and on the date such Base Rate Advance shall be Converted (but only on the amount Converted) or paid in full.

          (ii)   Eurodollar Rate Advances.  While such Advance is a Eurodollar
                 ------------------------
     Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (1) the Eurodollar Rate for such Interest Period for such Advance plus (2) the Applicable Margin in effect
                                      ----
     from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

          (b)  Post-Default Interest.  If (a) any Obligor shall fail to pay when
               ---------------------
due (by acceleration or otherwise) any amount payable under any Loan Document after any applicable grace period provided in Section 6.01(a), or (b) (i) an Event of Default shall have occurred and be continuing during any period and
(ii) the Administrative Agent or the Required Lenders, through the Administrative Agent, shall have notified the Borrower thereof, the Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for account of each Lender interest, during such period, at the applicable Post-Default Rate on the outstanding principal of each Advance, and on any other amount whatsoever then due and payable by the Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, such interest to be payable from time to time on demand.

          Section 2.07.  Fees.
                         ----

          (a)  Commitment Fee.  The Borrower hereby promises to pay to the
               --------------
Administrative Agent for the account of each Lender a commitment fee on the average daily Unused Commitment of such Lender for the period from the Restatement Date (or from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender other than the Initial Lenders) until the Commitment Termination Date at the Applicable Commitment Fee Rate, payable in arrears (x) quarterly after the Restatement Date on each Quarterly Date and (y) on the Commitment Termination Date.

          (b)  Letter of Credit Commission, Etc.  The Company hereby promises to
               ---------------------------------
pay to the Administrative Agent (A) for the account of each Issuing Bank a non-refundable fronting fee at a rate per annum to be agreed upon between such Issuing Bank and the Borrower and consented to by the Administrative Agent in respect of each Letter of Credit issued by it for the period from the date of issuance thereof until such Letter of Credit has been drawn in full, expires or is terminated and (B) for the account of each Lender a non-refundable commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit then outstanding at the Applicable Letter of Credit Fee Rate, such fees to be payable in arrears on each Quarterly Date and on the Commitment Termination Date and calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day.

          (c)  Letter of Credit Expenses.  The Borrower shall pay to each
               -------------------------
Issuing Bank, for its own account, such commission, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of the Letters of Credit issued by it as the Borrower and such Issuing Bank shall agree; provided that all fees and other charges payable pursuant to this Section
       --------
2.07(c) shall be the customary amounts charged by such Issuing Bank in connection with the issuance or administration of similar letters of credit and the amounts so determined shall be adjusted as necessary to avoid a duplicative payment hereunder.

          Section 2.08.  Conversion and Continuation of Advances.
                         ---------------------------------------

          (a)  Optional Conversion.  The Borrower may on any Business Day, upon
               -------------------
notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.10, Convert all or any portion of the Advances of one Type outstanding hereunder (and, in the case of Eurodollar Rate Advances, having the same Interest Period); provided
                                                                    --------
that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b)(i) and no Conversion of any Advances shall result in a greater number of separate Interest Periods in respect of Eurodollar Rate Advances than permitted under Section 2.02(b)(ii). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the Advances (and, in the case of Eurodollar Rate Advances, the Interest Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Certain Mandatory Conversions.
               -----------------------------

          (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000 such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
     Section 1.01 and in clause (a) or (c) of this Section 2.08, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower at the request of the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

          (c)  Continuations.  The Borrower may, on any Business Day, upon
               -------------
notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.09, Continue all or any portion of the Eurodollar Rate Advances outstanding hereunder having the same Interest Period as such Eurodollar Rate Advances; provided that any
                                                  --------
such Continuation shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Continuation of Eurodollar Rate Advances shall be in an amount not less than the minimum Borrowing amount specified in
Section 2.02(b)(i) and no Continuation of any Eurodollar Rate Advances shall result in a greater number of separate Interest Periods in respect of Eurodollar Rate Advances hereunder than permitted under Section 2.02(b)(ii). Each such notice of Continuation shall, within the restrictions specified above, specify
(i) the date of such Continuation, (ii) the aggregate amount of, and the Interest Period for, the Advances being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.


          Section 2.09.  Increased Costs, Illegality, Etc.
                         ---------------------------------

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances hereunder, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that, before making any such demand,
                                --------
each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines in good faith that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, (i) the Required Lenders reasonably determine and notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (x) each Eurodollar Rate Advance will automatically, on the last day of any then existing Interest Period therefor, Convert to a Base Rate Advance, and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation shall make it unlawful, or any central bank or other governmental authority having appropriate jurisdiction shall assert in writing that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, Convert to a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use
--------
reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) The Borrower shall not be obligated to pay any additional amounts arising pursuant to clauses (a) and (b) of this Section 2.09 that are attributable to the Excluded Period with respect to such additional amount; provided that if an applicable law, rule, regulation, guideline or request shall
--------
be adopted or made on any date and shall be applicable to the period (a "Retroactive Period") prior to the date on which such law, rule, regulation,
 ------------------
guideline or request is adopted or made, the limitation on the Borrower's obligations to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such Retroactive Period.

          Section 2.10.  Payments and Computations.
                         -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and, except as expressly set forth herein, without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees hereunder ratably (other than amounts payable pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 9.04(c), or amounts payable to an Issuing Bank in respect of Letters of Credit) to the Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Basic Documents under circumstances for which the Basic Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, and the Borrower has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Basic Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due (with notice to the Administrative Agent and the Borrower promptly following such charge).

          (d) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (e) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

          (f) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on
             --------
or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (g) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          Section 2.11.  Taxes.
                         -----

          (a) Any and all payments by each Obligor hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in
                                                                   ---------
the case of each Issuing Bank, each Lender and the Administrative Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Issuing Bank, such Lender or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Issuing Bank, such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of such Issuing Bank and each Lender, franchise taxes and net income taxes that are imposed on it by the state or foreign jurisdiction of such Issuing Bank's or such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If an Obligor shall
                                                  -----
be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Issuing Bank, any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Issuing Bank, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or under the Notes or from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                   -----------

          (c) Each Obligor will indemnify each Issuing Bank, each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Issuing Bank, such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from such date such Issuing Bank, such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Obligor will furnish to the Administrative Agent, at its address referred to in
Section 9.02, appropriate evidence of payment thereof. If such Obligor shall make a payment hereunder or under the Notes through an account or branch outside the United States, or a payment is made on behalf of such Obligor by a payor that is not a United States Person, such Obligor will, if no taxes are payable in respect of such payment, furnish, or will cause such payor to furnish, to the Administrative Agent, at such address, a certificate from the appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States Person" shall have the meanings
           -------------       --------------------
specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Initial Lender) and on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so after the date such Lender becomes a Lender hereunder), provide the Administrative Agent and the Borrower with either (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8BEN, upon which the Borrower is entitled to rely, from a Lender that has not at the time such Lender becomes a Lender hereunder been named in any notice issued by the Secretary of the Treasury (or such Secretary's authorized delegate) pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Internal Revenue Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Lender is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Internal Revenue Code, together with a certificate stating that such Lender is not described in Section 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if the Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide the form) shall be excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; provided that, if at the date of the
                                   --------
Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection
(a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

          (f) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form described in Section 2.11(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States.

          (g) Any Lender or any Issuing Bank claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

          Section 2.12. Sharing of Payments, Etc. If any Lender shall obtain any
                        -------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 9.04(c), or payments to an Issuing Bank in respect of Letters of Credit) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any
                                                    --------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.13. Letters of Credit.
                        -----------------

          (a)  Issuance of Letters of Credit, Etc.  The Borrower may request one
               -----------------------------------
or more Issuing Banks to issue, on the terms and conditions hereinafter set forth, letters of credit for the account of the Borrower (letters of credit so issued being herein called "Letters of Credit") from time to time on any
                            -----------------
Business Day during the period from the Restatement Date until the date 90 days prior to the Commitment Termination Date; provided that:
                                          --------

          (i) the Commitments shall be utilized under this Section 2.13 solely for the issuance of Letters of Credit for the account of the Company and, to the extent specified by the Company, any of its wholly owned Subsidiaries;

          (ii) the aggregate Available Amount of all Letters of Credit issued by all Issuing Banks shall not exceed at any time the Letter of Credit Sublimit, and the Aggregate Outstanding Exposure shall not exceed the aggregate Commitments of the Lenders on such Business Day;

          (iii) if the date on which such request is made (or the date as of which such Letter of Credit is to be issued) is a Liquid Asset Coverage Date, the Aggregate Outstanding Exposure as of such date (determined after giving effect to the making of Advances on such date and the issuance of such Letter of Credit as of such date) would not exceed the Adjusted Liquid Asset Coverage Amount as of such date;

          (iv) the aggregate amount of all Letter of Credit Liabilities under Letters of Credit issued by any Issuing Bank shall not exceed at any time the Letter of Credit Commitment of such Issuing Bank; and

          (v) no Letter of Credit shall have an expiration date later than, or shall permit the account party or the beneficiary to require the renewal thereof to a date beyond, the date 30 days prior to the Commitment Termination Date.

On the Restatement Date, all outstanding "Terra Letters of Credit" and "TNLP Letters of Credit" under the Existing Credit Agreement (the "Existing Letters of
                                                             -------------------
Credit") shall automatically, without any action on the part of any Person, be
------
deemed to be Letters of Credit hereunder for all purposes of this Agreement. On each day during the period commencing with the issuance by an Issuing Bank of any Letter of Credit (or, in the case of any Existing Letter of Credit, during the period commencing with the Restatement Date) and until such Letter of Credit shall have been drawn in full or expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Pro Rata Share of the then undrawn amount of such Letter of Credit.

          (b)  Request for Issuance.
               --------------------

          (i) Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) two Business Days prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the relevant Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by
                                           ------------------
     telex or telecopier, confirmed promptly in writing, specifying therein (A) the requested date of such issuance (which shall be a Business Day), (B) the Available Amount requested for such Letter of Credit, (C) the expiration date of such Letter of Credit, (D) the account party or parties for such Letter of Credit, (E) the name and address of the issuer and the beneficiary of such Letter of Credit, (F) the form of such Letter of Credit and (G) whether the date of such notice (or the proposed issuance date) is a Liquid Asset Coverage Date (and, if so, specifying therein the Liquid Asset Coverage Amount, the Adjusted Liquid Asset Coverage Amount and the Aggregate Outstanding Exposure before giving effect to the proposed issuance), together with a description of the nature of the transactions or obligations proposed to be supported thereby. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance.

          (ii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing the issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank,

     (B) to each Lender and to the Borrower on the first Business Day of each month, a written report summarizing the issuance and expiration dates of the Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by the Issuing Bank and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (c)   Drawing and Reimbursement.
                -------------------------

          (i) The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an advance to the Borrower in the amount of such payment, which the Borrower agrees to repay on demand and, if not paid on demand, shall bear interest, from the date demanded to the date paid in full (and which interest shall be payable on demand), (x) from and including the date of demand to but not including the second Business Day thereafter at the Base Rate in effect for each such day plus the Applicable
                                                             ----
     Margin in effect for each such day, and (y) from and including said second Business Day thereafter at the Post-Default Rate. Without limiting the obligations of the Borrower hereunder, upon demand by such Issuing Bank through the Administrative Agent, each Lender shall make Advances in an aggregate amount equal to the amount of such Lender's Pro Rata Share of such advance by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (A) its Pro Rata Share of the outstanding principal amount of such advance plus (B) interest accrued and unpaid to and as of
                            ----
     such date on the outstanding principal amount of such advance.

          (ii) Each Lender agrees to make such Advances on the Business Day on which demand therefor is made by the relevant Issuing Bank through the Administrative Agent (provided that notice of such demand is given not
                           --------
     later than 12:00 Noon (New York City time) on such Business Day) or (if notice of such demand is given after such time) the first Business Day next succeeding such demand.

          (iii) If and to the extent that any Lender shall not have so made the amount of such Advance available to the Administrative Agent for account of such Issuing Bank, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the relevant Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

          (iv) The Advances provided for in this Section 2.13 shall be made by the Lenders irrespective of whether there has occurred and is continuing any Default or Event of Default or of whether any other condition precedent specified in Article III has not been satisfied, and the obligation of each Lender to make such Advances is absolute and unconditional.

          (d)  Increased Costs.
               ---------------

          (i) If any change in any law or regulation or in the interpretation thereof (to the extent any such change occurs after the date hereof) by any court or administrative or governmental authority charged with the administration thereof shall either (x) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Lender or (y) impose on any Issuing Bank or any Lender any other condition regarding this Agreement or such Issuing Bank or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (x) or (y) shall be to increase the cost to such Issuing Bank or Lender of issuing or maintaining any Letter of Credit or any commitment hereunder in respect of Letters of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall immediately pay to such Issuing Bank or such Lender, from time to time as specified by such Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate such Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Issuing Bank or such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (ii) The Borrower shall not be obligated to pay any additional amounts arising pursuant to this Section 2.13(d) that are attributable to the Excluded Period with respect to such additional amounts; provided that
                                                                  --------
     if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "Retroactive Period") prior to the date on which such law, rule,
      ------------------
     regulation, guideline or request is adopted or made, the limitation on the Borrower's obligation to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such Retroactive Period.

          (e)  Obligations Absolute.  The Obligations of the Borrower under this
               --------------------
Agreement and any other agreement or instrument relating to any Letter of Credit (as hereafter amended, supplemented or otherwise modified from time to time, collectively, the "L/C Related Documents") shall, to the extent permitted by
                   ---------------------
law, be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such L/C Related Document under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any one or more of such other documents and agreements, including, but not limited to, the L/C Related Documents;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, except to the extent that such payment resulted from such Issuing Bank's willful misconduct or gross negligence in determining whether such draft or certificate complies on its face with the terms of such Letter of Credit;

          (vi) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          (f)   NationsBank L/C's.  As of the Restatement Date, the NationsBank
                -----------------
L/C's shall be deemed to have been issued hereunder and shall be considered Letters of Credit for all purposes hereunder.

          Section 2.14. Replacement of Lenders.
                        ----------------------

          (a) Subject to clause (c) below, in the event that any Lender requests compensation pursuant to Section 2.09(a), 2.09(b) or 2.13(d), or the obligation of any Lender to make, or to Convert Base Rate Advances into, or to Continue, Eurodollar Rate Advances shall be suspended pursuant to Section 2.09(c) or 2.09(d) (such Lender being herein called an "Affected Lender"), then,
                                                        ---------------
so long as such condition exists, the Borrower may, after the date 30 days after the date of such request or suspension, either:

          (i) (x) designate an Eligible Assignee acceptable to the Administrative Agent and each Issuing Bank (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrower (such Eligible Assignee being herein called a "Replacement
                                              -----------

     Lender") to assume the Affected Lender's Commitment and other obligations
     ------
     hereunder and to purchase the Affected Lender's Advances and other rights under the Loan Documents (all without recourse to or representation or warranty by, or expense to, the Affected Lender) for a purchase price equal to the aggregate principal amount of the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest on such Advances and
                     ----
     accrued but unpaid fees owing to the Affected Lender (and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent and compliance with the requirements of Section 9.07(c), the Replacement Lender shall succeed to the rights and obligations of the Affected Lender hereunder and the other Loan Documents), and (y) pay to the Affected Lender all amounts payable to such Affected Lender under Section 9.04(c), calculated as if the purchase by the Replacement Lender constituted a mandatory prepayment of Advances by the Borrower, and (z) pay to the Administrative Agent the processing and recordation fee specified in Section 9.07(a)(vi) with respect to such assignment; or

          (ii) (x) terminate the Commitment of the Affected Lender and (y) pay to the Affected Lender the aggregate principal amount of the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest
                                          ----
     on such Advances and accrued but unpaid fees owing to the Affected Lender plus all amounts payable to the Affected Lender under Section 9.04(c) as a
     ----
     result of such prepayment.

In the event that the Borrower exercises its rights under the preceding sentence, the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under the other Loan Documents; provided that
                                                                   --------
the obligations of the Borrower to the Affected Lender under Sections 2.09, 2.11 and 9.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

          (b) If the Borrower exercises its rights under clause (a)(ii) above, the Borrower may, not later than the date 60 days after such exercise, designate an Eligible Assignee acceptable to the Administrative Agent and each Issuing Bank (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrower (such Eligible Assignee being herein called a "Substitute Lender") to assume Commitments hereunder and to make Advances
 -----------------
hereunder in an amount equal to the respective Commitments and Advances of the Affected Lender under each of the Facilities and, subject to (x) the execution and delivery to the Administrative Agent by the Substitute Lender of documentation satisfactory to the Administrative Agent, (y) the payment by the Borrower to the Administrative Agent of the processing and recordation fee specified in Section 9.07(a)(vi) with respect to such assignment, and (z) compliance with Section 9.07(c), the Substitute Lender shall succeed to the rights and obligations of the Affected Lender hereunder and under the other Loan Documents. Upon the Substitute Lender so becoming a party hereto, the Borrower shall borrow Advances from the Substitute Lender and/or prepay the principal of the Advances of the other Lenders in such manner as will result in the outstanding principal amount of the Advances being held by the Lenders according to their respective Pro Rata Shares.

          (c)   The Borrower may not exercise its rights under this Section
     2.14:

          (i) with respect to any Affected Lender unless the Borrower simultaneously exercises such rights with respect to all Affected Lenders,

          (ii) if a Default or an Event of Default has occurred and is then continuing, or

          (iii) with respect to any exercise of rights under clause (b) above, if, at the time of such exercise, the aggregate amount of the Commitments that shall have been terminated pursuant to said clause (b) (including the Commitments then proposed to be terminated) shall exceed 30% of the aggregate amount of the Commitments in effect on the Restatement Date.

                                  ARTICLE III

                                 CONDITIONS OF
                            RESTATEMENT AND LENDING

          Section 3.01. Conditions Precedent to Amendment and Restatement. The
                        -------------------------------------------------
Existing Credit Agreement shall be amended and restated to read in full as set forth herein on the date (the "Restatement Date") on which the
                                      ----------------
Administrative Agent shall notify the Company that the Administrative Agent shall have received the following in form and substance satisfactory to it:

          (a) This Agreement, duly executed and delivered by each Obligor, the Required Lenders and the Administrative Agent.

          (b)  The Notes, duly executed by the Borrower.

          (c) The following documents, each dated the Restatement Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for the Administrative Agent, each Lender and each Issuing Bank:

               (i) for each Obligor, a copy of the charter, as amended and in effect, of such Obligor certified (as of a date reasonably close to the Restatement Date) by the Secretary of State of the jurisdiction of its organization and a certificate from such Secretary of State dated as of a date reasonably close to the Restatement Date as to the good standing of and charter documents filed by such Obligor;

               (ii) for each Obligor, a certificate of the Secretary or an Assistant Secretary of such Obligor, dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Loan Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor); and

               (iii) for each Obligor, a certificate of another officer of such Obligor, dated the Restatement Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.

          (d) The Holdings Pledge Agreement, the Terra Capital Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the TNLP Pledge and Security Agreement, in substantially the forms of Exhibits B-1, B-2, B-3 and B-4, respectively, duly executed by each of the intended parties thereto, together with:

               (i) such appropriately completed and duly executed copies of Uniform Commercial Code financing statements and financing statement amendments as the Collateral Agent or any Secured Party (as defined in the Intercreditor Agreement) shall have requested in order to continue the perfection and protection of the Liens created by the Security Documents and covering the Collateral described therein;

               (ii) executed and delivered documents for recordation and filing of or with respect to such Security Documents that the Collateral Agent or any such Secured Party may deem necessary or desirable in order to continue the perfection and protection of the Liens created thereby; and

               (iii) legal opinions, in form and substance, and given by counsel, satisfactory to the Administrative Agent, confirming that the Security Documents are legal, valid, binding and enforceable obligations of each Obligor party thereto and that the security interests created thereby are a valid first and prior perfected security interest in the Collateral.

          (e) The results of a recent search, by a Person satisfactory to the Administrative Agent, of Uniform Commercial Code, judgment and tax lien filings in each relevant jurisdiction where property of the Obligors is located, and the results of such search shall reveal no Liens on any of the property of the Obligors except for those permitted under Section 5.02(a) or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

          (f) A Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E, duly executed and delivered by Terra and the Administrative Agent.

          (g) A favorable opinion of Kirkland & Ellis, special counsel for the Obligors, substantially in the form of Exhibit D-1 and as to such other matters as the Agent, any Issuing Bank or any Lender through the Agent may reasonably request.

          (h) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for Citibank, substantially in the form of Exhibit D-2.

          (i)  A certificate of the Senior Financial Officer to the effect that:

                    (x) the representations and warranties contained in each Loan Document are correct on and as of the Restatement Date, before and after giving effect to the amendment and restatement provided for hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                    (y) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          (j) Evidence of payment of (1) all accrued fees and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of counsel to Citibank in connection with this Agreement to the extent that statements for such fees and expenses have been delivered to the Borrower at least one Business Day prior to the Restatement Date) and
     (2) all interest accrued through the Restatement Date on the "Advances" outstanding under and as defined in the Existing Credit Agreement, all accrued commitment fees, all accrued letter of credit fees and all other expenses payable thereunder.

          (k) Evidence of the existence of all insurance required to be maintained by Terra hereunder.

          (l) Evidence that, since December 31, 1998, there has been no Material Adverse Change.

          (m) Evidence that the transactions contemplated in the Distribution Business Sale Agreement to be consummated on the "Closing Date" (as defined therein) have been consummated or are being consummated on the Restatement Date, without waiver by Terra in any material respect unless such waiver is consented to by the Administrative Agent and the Required Lenders.

          (n) The existing Terra Canada Credit Facility shall have been amended and restated pursuant to the Amended and Restated Credit Agreement dated the date hereof among Terra Canada, the lenders parties thereto and Citibank, as Administrative Agent, shall have been executed and delivered by each of the parties thereto to the Administrative Agent.

          (o) Evidence that Terra or one or more of its Subsidiaries shall have purchased Receivables theretofore sold (by Terra and/or its Subsidiaries) under one or more of the Receivables Facilities for an aggregate amount not exceeding $150,000,000 and that the Receivables Facilities shall have been cancelled in a manner satisfactory to the Administrative Agent.

          (p) Evidence that Terra or one or more of its Subsidiaries shall have purchased the BMLP Class A Limited Partnership Interest from the existing BMLP Class A Limited Partner for an amount estimated to be $227,000,000 (such amount as determined in compliance with the BMLP Partnership Agreement, the BMLP Support and Option Agreement and related documents).

          (q) Evidence that (i) the BMLP Support and Option Agreement and the Terra U.K. Offtake Agreement have been cancelled (in the case of the Terra U.K. Offtake Agreement with no amounts being paid by Terra and/or any of its Subsidiaries in connection therewith (including, without limitation, amounts paid subsequent to the Restatement Date)) and (ii) the outstanding principal amount of the "Terra Capital Note" as defined in the Existing Credit Agreement shall have been paid in full or otherwise cancelled.

          (r) The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

               (i) The Terra Oklahoma Mortgage, the BMLP Mortgage and the Port Neal Corporation Mortgage, each in substantially the forms of Exhibit B-5, duly executed by each of the intended parties thereto, covering the facilities of the Company and its Subsidiaries located in Woodward, Oklahoma, Port Neal, Iowa and Beaumont, Texas, in each case duly executed and delivered by the intended parties thereto in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property; and

               (ii) to the extent necessary under applicable law, for filing in the appropriate county land office, Uniform Commercial Code financing statements covering fixtures, appropriately completed and duly executed.

          (s)  A Liquid Asset Coverage Certificate as of the Restatement Date.

          (t) Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as any Lender or any Issuing Bank may, through the Administrative Agent, reasonably request.

          Section 3.02. Conditions Precedent to Each Borrowing and Issuance.
                        ---------------------------------------------------
The obligation of each Lender to make an Advance on the occasion of each Borrowing (excluding, however, the making of any Advance pursuant to Section 2.13), and the right of the Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; and

          (iii) if the date of such Borrowing or issuance is a Liquid Asset Coverage Date, the Adjusted Liquid Asset Coverage Amount as of such date is not less than the Aggregate Outstanding Exposure as of such date (determined after giving effect to the making of such Advances or the issuance of such Letter of Credit).

          Section 3.03. Determinations Under Section 3.01. For purposes of
                        ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Restatement Date specifying its objection thereto.

          Section 3.04. Consent to Sale.  Effective as of the Restatement Date,
                        ---------------
the Initial Lenders hereby consent to the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement.

          Section 3.05. Terra Consents.  Each Obligor hereby acknowledges that
                        --------------
each of the Terra Capital Security Documents continues unchanged and remains in full force and effect to secure (as "Secured Obligations" as defined therein) the obligations of the Obligors hereunder.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties of the Company. The
                        ---------------------------------------------
Company represents and warrants as follows:

          (a) Each Obligor (i) is a corporation (or, in the cases of TNLP and BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited partnership, as the case may be) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Material Subsidiaries of each Obligor as of the Restatement Date, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock or partnership interests authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by such Obligor and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock or partnership interests of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Obligor or one or more of its Subsidiaries free and clear of all Liens, except those created by the Security Documents. Each Material Subsidiary (i) is a corporation (or, in the cases of TNLP and BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

               (c) The execution, delivery and performance by each Obligor of this Agreement, the Notes and each other Loan Document to which it is or is intended to be a party, and the consummation of the credit transactions between Borrower and Lenders contemplated hereby, are within such Obligor's powers (corporate or other), have been (or will, prior to the Restatement Date, be) duly authorized by all necessary corporate or other action, and do not (i) contravene such Obligor's charter, by-laws or, in the cases of TNLP and BMLP, its agreement of limited partnership, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination or award (except for any such violation, by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender), (iii) except as set forth on Schedule 4.01(c), conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor, any of its Subsidiaries or any of their properties (except for any such conflict, breach or default, caused by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender) or (iv) except for the Liens created by the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor or any of its Subsidiaries. No Obligor or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Obligor of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the credit transactions between Borrower and Lenders contemplated hereby, (ii) the grant by any Obligor of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance of the Liens created by the Security Documents (except for the filings required to be made pursuant to Section 3.01(d)) or (iv) the exercise by the Collateral Agent, the Administrative Agent, any Lender or Issuing Bank or any other Secured Party (as defined in the Security Documents) of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, approvals, actions, notices and filings listed on
          Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

               (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered will have been, duly executed and delivered by each Obligor that is intended to be a party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Obligor that is intended to be a party thereto, enforceable against such Obligor in accordance with its terms.

               (f) The balance sheet of Terra as at December 31, 1998 and the related statements of income and cash flows of Terra for the twelve months then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the balance sheet of Terra as at March 31, 1999 and the related statements of income and cash flows of Terra for the three months then ended, duly certified by the chief financial officer of Terra, copies of which have been furnished to each Lender, present fairly, in all material respects, subject, in the case of said balance sheet as at March 31, 1999, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the financial condition of Terra as at such dates and the results of the operations of Terra for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1998, there has been no Material Adverse Change with respect to Terra.

               (g) (A) No written information, exhibit or report (as at the Restatement Date) furnished by any officer of Terra to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of the Loan Documents (when taken together) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading and (B) none of the information, exhibits or reports furnished by any Obligor to the Administrative Agent, any Issuing Bank or any Lender pursuant to Section 5.03 contained (on the date of delivery thereof) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided that the representations made in this Section
                          --------
          4.01(g) with respect to the U.K. Nitrogen Assets with respect to any time prior to December 31, 1997 are made to the best of Terra's knowledge after due inquiry.

               (h) There is no action, suit, litigation or proceeding against any Obligor or any of its Subsidiaries or any of their respective property, including any Environmental Action, pending before any court, governmental agency or arbitrator, or (to the knowledge of any Obligor) threatened, nor (to the knowledge of any Obligor) is there any investigation pending in respect of any Obligor, that:

                    (1) could reasonably be expected to have a Material Adverse Effect; or

                    (2) on the Restatement Date could reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

               (i) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or
          Section 5.02(e) will consist of or be represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

               (j) Set forth on Schedule 4.01(j) is a complete and accurate list, as of the Restatement Date, of each Plan that is subject to Title IV of ERISA and each Multiemployer Plan with respect to any employees or former employees of any Obligor or any of its ERISA Affiliates.

               (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Obligor or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect.

               (l) Since the date of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan of any Obligor or any of its ERISA Affiliates, there has been no change in the funding status of any such Plan except to the extent that such change is not reasonably expected to have a Material Adverse Effect.

               (m) Neither any Obligor nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan except to the extent such withdrawal liability is not reasonably expected to have a Material Adverse Effect.

               (n) Neither any Obligor nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

               (o) As of the Restatement Date, the aggregate annualized cost on a pay-as-you-go basis (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under welfare plans (other than post-retirement benefits required to be provided by Section 4980B of the Code or applicable state law) for which Terra and its Subsidiaries is liable does not exceed $1,000,000.

               (p) Neither the business nor the properties of any Obligor or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

               (q) Except as set forth on Part I of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, the operations and properties of each Obligor and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Obligor and its Subsidiaries, each Obligor and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (r) Except as set forth on Part II of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the Restatement Date none of the properties of any Obligor or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup, and no underground storage tanks, as such term is defined in 42 U.S.C. 6901, are located on any property of any Obligor or any of its Subsidiaries.

               (s) Except as set forth on Part III of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the Restatement Date neither any Obligor nor any of its Subsidiaries has been notified in writing by any federal, state or local governmental agency or any other Person that any Obligor or any of its Subsidiaries is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Hazardous Materials generated by any Obligor or any of its Subsidiaries, and Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of such Obligor (or, to its knowledge, any adjoining property) except in compliance in all material respects with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties by any Obligor or any of its Subsidiaries (and their respective agents, employees and contractors) have been disposed of in compliance with all Environmental Laws and Environmental Permits.

               (t) Each Obligor and each of its Subsidiaries has filed, has caused to be filed or has been included in, all federal and state income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and has paid (or is contesting in good faith by appropriate proceedings) all taxes shown thereon to be owing, together with applicable interest and penalties.

               (u) Set forth on Schedule 4.01(u) is a complete and accurate list, as of the date hereof, of each taxable year of Terra for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").
           ---------

               (v) As of the Restatement Date, there are no adjustments to the federal income tax liability of Terra proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (w) Neither any Obligor nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Obligor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (x) Each of Terra and the Company (both individually and collectively with their respective Subsidiaries) is Solvent.

               (y) Set forth on Part I of Schedule 4.01(y) is a complete and accurate list, as of the Restatement Date, of all existing Debt of each Obligor, showing as of the Restatement Date (i) the principal amount outstanding thereunder, (ii) whether such Debt is secured by any Lien and (iii) the aggregate principal amount of such Debt scheduled to be paid during each fiscal year of Terra to and including the fiscal year of Terra in which the Commitment Termination Date is scheduled to occur.

               (z) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the inability of the computer applications used by the Borrower or any of its Subsidiaries to recognize and perform properly date-sensitive functions involving certain dates prior to, on and on any date after December 31, 1999 (the "Year 2000 Problem"), (ii)
                -----------------
          developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with the timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

               Section 4.02.  Representations and Warranties of each Lender.
                              ---------------------------------------------
Each Lender hereby represents and warrants that such Lender, in good faith, has not relied upon Margin Stock as collateral for the Obligations of the Obligors hereunder and under the other Loan Documents.


                                   ARTICLE V

                              COVENANTS OF TERRA

               Section 5.01.  Affirmative Covenants. So long as any principal of
                              ---------------------
or interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will, and will cause each of the Obligors to:

               (a)  Compliance with Laws, Etc. Comply, and cause each of its
                    -------------------------
          Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 (except to the extent that non-compliance with any thereof could not reasonably be expected to have a Material Adverse Effect).

               (b)  Payment of Taxes, Etc. Pay and discharge, and cause each of
                    ---------------------
          its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither such Obligor nor any of its Subsidiaries shall
          --------
          be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

               (c)  Compliance with Environmental Laws. Comply, and cause each
                    ----------------------------------
          of its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided that (i) neither such Obligor nor any of
                              --------
          its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves to the extent required by GAAP are being maintained with respect to such circumstances and (ii) no such compliance with laws and permits, obligation to obtain or renew permits or obligation to undertake any such investigation, study, sampling, testing, removal, remedial or other action shall be required hereunder to the extent no Material Adverse Effect could reasonably be expected to result from any failure to so comply, obtain, renew or undertake, either individually or in the aggregate.

               (d)  Maintenance of Insurance. Maintain, and cause each of its
                    ------------------------
          Material Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance, including business interruption insurance with respect to each manufacturing plant, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses.

               (e)  Preservation of Corporate Existence, Etc. Subject to Section
                    ----------------------------------------
          5.02(d) and (e), preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises; provided
                                                                    --------
          that:

                    (1)  BMLP may be dissolved; and

                    (2) neither any Obligor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Obligor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor or such Subsidiary, as the case may be, and that the loss thereof will not have a Material Adverse Effect.

               (f)  Visitation Rights. At any reasonable time and as may be
                    -----------------
          reasonably requested from time to time, permit the Administrative Agent, any Issuing Bank or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and any of its Subsidiaries (in the presence of an appropriate officer or representative of the relevant Obligor), and to discuss the affairs (including, but not limited to, the compliance by such Obligor and its Subsidiaries with all Environmental Laws), finances and accounts of such Obligor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

               (g)  Preparation of Environmental Reports. Upon either (i) the
                    ------------------------------------
          acquisition of any real property by such Obligor or any of its Subsidiaries the purchase price of which exceeds $1,000,000 or (ii) the occurrence and during the continuance of a Default or Event of Default arising under Section 5.01(c), and in each case at the written request of the Administrative Agent, such Obligor shall provide to the Administrative Agent within a reasonable time after such acquisition or request, as the case may be, at the expense of such Obligor, an environmental site assessment report for the acquired property (in the case of an acquisition as described in clause (i)) or for any properties of such Obligor which are the subject of any such Default or Event of Default (in the case of an event as described in clause
          (ii)) prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties (provided that if such Obligor,
                                                  --------
          in the exercise of its reasonable judgment, determines not to have such an environmental site assessment report prepared, such Obligor shall instead deliver to the Administrative Agent a copy of such Obligor's internal site assessment report relating to relevant property). Without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within a reasonable time following such request, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of such Obligor, such Obligor and each of its Subsidiaries hereby granting to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

               (h)  Keeping of Books. Keep, and cause each of its Material
                    ----------------
          Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Obligor and each such Subsidiary in accordance with GAAP.

               (i)  Maintenance of Properties, Etc. Maintain and preserve, and
                    ------------------------------
          cause each of its Material Subsidiaries to maintain and preserve, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (j)  Compliance with Terms of Leaseholds. Make all payments and
                    -----------------------------------
          otherwise perform all obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except to the extent any such lease is no longer used or useful in the conduct of its business or which, in the exercise of the reasonable judgment of the relevant Obligor, is to be refinanced and except to the extent failure to comply with the foregoing would not have a Material Adverse Effect, and cause each of its Material Subsidiaries to do so.

               (k)  Performance and Compliance with Material Contracts. Perform
                    --------------------------------------------------
          and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

               (l)  Transactions with Affiliates. Conduct, and cause each of its
                    ----------------------------
          Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to such Obligor or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate; provided that this Section
                                                  --------
          5.01(l) shall not be applicable to:

                         (i) transactions between such Obligor and wholly owned Subsidiaries of Terra or between wholly owned Subsidiaries of Terra unless otherwise prohibited by this Agreement;

                         (ii) compensation paid for services rendered by any director or officer of such Obligor or any director or officer of a Subsidiary of such Obligor serving at the direction or request of such Obligor to the extent such compensation is determined in the good faith exercise of business judgment by the Board of Directors of such Obligor to be reasonable and appropriate to the functions of such office;

                         (iii) transactions under Intercompany Receivables
               Facilities; and

                         (iv)  transactions under the Management Agreements.

               (m)  Further Assurances. (i) Promptly upon reasonable request by
                    ------------------
          the Administrative Agent or any Lender or Issuing Bank through the Administrative Agent, correct, and cause each Subsidiary promptly to correct, any material defect or error that may be discovered in any Loan Document, which material defect or error is the result of any untrue statement of material fact under any Loan Document or the omission to state a material fact necessary to make the statements made therein not misleading, or in the execution, acknowledgment or recordation of any Loan Document, (ii) promptly upon reasonable request by the Collateral Agent, the Administrative Agent or any Lender or Issuing Bank through the Administrative Agent do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause any such Subsidiary promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Collateral Agent, the Administrative Agent or any Lender or Issuing Bank through the

          Administrative Agent may reasonably require from time to time in order to (A) subject to the Liens created by any of the Security Documents any of such Obligor's and its Subsidiaries' properties, rights or interests covered or now or hereafter intended to be covered by any of the Security Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Collateral Agent the rights granted or now or hereafter intended to be granted to it under any Security Document or under any other instrument executed in connection with any Security Document to which such Obligor, any other Obligor or any of their respective Subsidiaries is or may become a party and (iii) (1) in the event that the Company or any of its Subsidiaries (other than a Foreign Subsidiary) shall form or acquire any new Subsidiary (other than a Foreign Subsidiary), the Company and its Subsidiaries will cause such new Subsidiary to (x) become a "Subsidiary Guarantor" hereunder and a "Grantor" under the Subsidiary Pledge and Security Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Collateral Agent, (y) cause such new Subsidiary to take such action (including, without limitation, delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property and, upon the request of the Administrative Agent, any material real estate of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and (z) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section
          3.01 on the Restatement Date or as the Administrative Agent shall have requested and (2) in the event that the Company or any of its Subsidiaries (other than a Foreign Subsidiary and any member of the Terra Canada Group) shall form or acquire any new Subsidiary, the Company shall take such action as shall be necessary to ensure that all of the stock or other ownership interests of such new Subsidiary are pledged to the Collateral Agent pursuant to the Subsidiary Pledge and Security Agreement, provided that in no event shall more than 65%
                                  --------
          of the stock or other ownership interests of any such Subsidiary that is a Foreign Subsidiary be required to be pledged pursuant to this clause (m).

               (n)  Ownership of the Obligors. Take, and will cause each of its
                    -------------------------
          Subsidiaries to take, such action from time to time as shall be necessary to ensure that:

                         (i) Terra will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of Terra Capital Holdings;

                         (ii) Terra Capital Holdings will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of the Company, and will own no other property (other than

               (x) cash, (y) other property incidental to its business as a holding company and (z) capital stock of, or other ownership interests in, Receivables Subsidiaries);

                         (iii) the Company will at all times own:

                               (1) beneficially and of record, all of the issued
                         and outstanding capital stock (other than directors' qualifying shares) of TI, BMCH, TMC and TNC and

                               (2) no other property, other than:

                                     (A)  cash and Permitted Investments,

                                     (B)  Receivables of one or more of its
                               Subsidiaries transferred to it, and capital stock of, or other ownership interests in, Receivables Subsidiaries,

                                     (C)  Senior Preference Units purchased
                               pursuant to the SPU Redemption, and capital stock of a wholly owned Subsidiary of the Company organized for the purpose of holding such Senior Preference Units,

                                     (D)  other property incidental to its
                               business as a holding company,

                                     (E)  other property used solely in
                               connection with its performance of services pursuant to the terms of the Management Agreements,

                                     (F)  the TNLP Notes and

                                     (G)  other Investments permitted to be held
                               by the Company pursuant to Section 5.02(f) (to the extent such Investments, in the case of those made under clauses (iv), (v) and (vi) of said
                               Section 5.02(f), are subject to the Lien of the Security Documents); and

                        (iv) TNCLP will at all times own no property other than ownership interests of TNLP and its successors (other than cash, Senior Preference Units purchased pursuant to the SPU Redemption and other property incidental to its business as a holding company).

          In the event that any such additional shares of stock or other ownership interests shall be issued to an Obligor by any domestic Subsidiary or first tier Foreign Subsidiary thereof, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Documents the certificates (if any) evidencing such ownership interests accompanied by undated powers executed in blank and to take such other action as the Collateral Agent or the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents, provided that in no event shall such Obligor be required to pledge
          --------
          more than 65% of the stock or other ownership interests of any Foreign Subsidiary thereof. Without limiting the foregoing, neither TNCLP nor TNLP shall convert to a corporate form except pursuant to the SPU Redemption.

               (o)  Delivery of Management Agreements. On or prior to the date
                    ---------------------------------
          of execution of each Management Agreement, notify the Administrative Agent thereof (and the Administrative Agent shall notify the Lenders thereof promptly) and shall deliver to the Administrative Agent a certified copy thereof (each such Management Agreement to be in form and substance reasonably satisfactory to the Administrative Agent). Promptly following each amendment, waiver and consent relating to a Management Agreement (but subject to Section 5.02(p)), Terra shall give the Administrative Agent notice thereof (and the Administrative Agent shall notify the Lenders thereof promptly), and shall deliver to the Administrative Agent a certified or conformed copy of each such amendment, waiver and consent.

               Section 5.02.  Negative Covenants. So long as any principal of or
                              ------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will not, and will not permit any of its Material Subsidiaries to:

               (a)  Liens, Etc. Create, incur, assume or suffer to exist, or
                    ----------
          permit any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Obligor or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding from the operation of the foregoing restrictions the
                  ---------
          following:

                    (i)   Liens created by the Loan Documents;

                    (ii) Permitted Liens; Liens in favor of banks which arise under Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and proceeds thereof; and Liens in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of goods;

                    (iii) Liens existing on the Restatement Date and described on Part I of Schedule 5.02(a)(iii);

                    (iv) On or prior to September 25, 1999, Liens on cash (in an aggregate amount, for Terra and its Subsidiaries taken as a whole, not exceeding $15,000,000 at any time) to secure the Obligations in respect of letters of credit permitted under
               Section 5.02(b)(1)(iv) (provided that all such Liens permitted
                                       --------
               under this clause (iv) are released and discharged (to the satisfaction of the Administrative Agent) by not later than September 25, 1999);

                    (v) Purchase money Liens upon or in property acquired or held by Terra or such Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt (including, without limitation, commercial letters of credit) incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (and not created in anticipation thereof), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (x) no
                                                          --------
               such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and (y) the Debt secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by the Senior Financial Officer) of such property at the time it was acquired;

                    (vi) Any Lien arising after the Restatement Date in favor of any state of the United States of America or any agency, political subdivision or instrumentality thereof, upon any pollution abatement or control facilities being financed in compliance with Section 103(c)(4)(F) of the Internal Revenue Code of 1986, as in effect on the date of this Agreement (or any successor statute which is similar in all substantive respects), the interest payable in respect of which financing is excluded from gross income under said Section 103, provided that (x) the
                                                         --------
               Debt secured by such Lien is not prohibited by clause (b)(1) of this Section 5.02, and (y) such Lien does not cover any other property at any time owned by Terra or any Material Subsidiary;

                    (vii) Liens on property that is the subject of a capital
               lease outstanding on the Restatement Date and set forth in Part II of Schedule 5.02(a)(iii) to secure the performance of the Capital Lease Obligations relating thereto;

                    (viii) Liens upon property of a Person that becomes a
               Subsidiary of Terra after the Restatement Date, each of which Liens existed on such property before the time such Person became a Subsidiary of Terra and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any
                        --------
               property of Terra or any of its Subsidiaries other than the property subject to such Liens at the time such Person became a Subsidiary of Terra and improvements thereon;

                    (ix) Leases or subleases, and licenses or sublicenses, granted to third Persons not interfering in any material respect with the business of Terra or such Subsidiary;

                    (x) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Terra or such Subsidiary;

                    (xi) Liens arising from Uniform Commercial Code financing statements regarding operating leases permitted by this Agreement;

                    (xii) Any interest or title of a lessor or sublessor or licensor under any lease or license permitted or not prohibited by this Agreement;

                    (xiii) Additional Liens upon property created after March
               31, 1998, provided that the aggregate Debt secured thereby and incurred on and after the Restatement Date shall not exceed $5,000,000 in the aggregate at any one time outstanding;

                    (xiv) Liens on property constituting all or part of the Ammonia Loop incurred in connection with the construction thereof (which Liens shall be terminated upon the completion thereof or as soon thereafter as reasonably practicable);

                    (xv) The replacement, extension or renewal of any Lien permitted by clauses (iii), (viii), (xiii) and (xiv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount or change in any direct or contingent obligor) of the Debt secured thereby;

                    (xvi) Liens on property of Terra Canada to secure the Terra Canada Credit Facility;

                    (xvii) Liens on property of Terra U.K. to secure the Terra
               U.K. Term Loan;

                    (xviii) Liens securing obligations of the Company and its
               Subsidiaries under Hedge Agreements in respect of nitrogen and natural gas prices permitted by Section 5.02(c); and

                    (xix) Liens on property of Terra and its Subsidiaries (other than (1) property subject to the Liens under the Security Documents and (2) property subject to any Liens securing Debt of Terra or such Subsidiaries) in favor of Terra or any of its Subsidiaries to secure Debt owing to Terra or any of its Subsidiaries.

               (b)  Debt.
                    ----

               (1)  Generally. Create, incur, assume or suffer to exist, or
                    ---------
          permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                    (i)   Debt under the Loan Documents;

                    (ii)  Debt in respect of Hedge Agreements permitted by
               Section 5.02(c);

                    (iii) Debt in respect of unsecured trade payables (and
               Obligations in respect of letters of credit supporting such trade payables);

                    (iv) Debt (including, without limitation, Obligations in respect of letters of credit) not secured by any Lien (other than Liens permitted by Section 5.02(a)(iv)), so long as, on the date of the incurrence thereof, the aggregate principal amount (or the U.S. Dollar equivalent of the aggregate principal amount) of all Debt of Terra and its Subsidiaries on a Consolidated basis (as reasonably determined by the Senior Financial Officer on and as of the date of such incurrence) then outstanding under this clause (iv) (including, without limitation, the Debt proposed to be incurred on such date) does not exceed $10,000,000;

                    (v) Obligations of the Company and its Subsidiaries under the Intercompany Receivables Facilities;

                    (vi) Debt securities of Terra issued in a public offering pursuant to an effective registration statement the terms of which (including, without limitation, as to interest rates, amortization (provided that in any event no payments of
                             --------
               principal, redemptions, sinking fund payments or the like shall be scheduled to be made before the Commitment Termination Date), redemption, average life to maturity, covenants, events of default and other terms) are reasonably satisfactory to the Required Lenders;

                    (vii) Debt outstanding (or committed to be made available) as at the Restatement Date and set forth on Schedule 4.01(y);

                    (viii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                    (ix)   Intercompany Debt permitted under Section 5.02(b)(2);

                    (x) Debt secured by Liens permitted under Section 5.02(a)(v); purchase money Debt secured by Liens permitted under 5.02(a)(viii); and Debt in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding secured by Liens permitted under Section 5.02(a)(xiii);

                    (xi) Acquired Debt in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding;

                    (xii) 1995 Terra Debt (and Debt of Terra evidenced by instruments issued in exchange for such Debt), and renewals, refinancings and replacements thereof (without increase in the principal amount or change in any direct or contingent obligor, and on such other terms and conditions as shall be no less favorable to Terra and its Subsidiaries than the Debt being so renewed, refinanced or replaced);

                    (xiii) renewals, refinancings and replacements of the Debt permitted under clauses (vi), (vii), (x) and (xi) above and clause (xv) below (without increase in the principal amount or change in any direct or contingent obligor and not including any Debt to be paid or prepaid with the proceeds of Advances);

                    (xiv) Debt of Terra to former shareholders of Huntting Elevator Company in an aggregate principal amount not exceeding $7,000,000;

                    (xv) Debt of Terra Canada under the Terra Canada Credit Facility in an aggregate principal amount not at any time exceeding $118,000,000, and Guarantees thereof by Terra and one or more of its Subsidiaries;

                    (xvi) Guarantees by Terra U.K. of Terra U.K. Customer Debt; provided that:
               --------
                           (A) the aggregate principal amount of such Debt so
                    Guaranteed by Terra U.K. with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra U.K. Customer Debt of such customer outstanding at such time; and

                           (B) the aggregate principal amount of Terra U.K.
                    Customer Debt Guaranteed by Terra U.K. at any time during any fiscal year of Terra U.K. shall not exceed (x) (pound)15,000,000 minus (y) the aggregate amount of payments
                                      -----
                    made by Terra U.K. under all such Guarantees during such fiscal year;

                    (xvii) unsecured Debt of Terra U.K. in an aggregate principal amount not at any time exceeding (pound)2,000,000;

                    (xviii) unsecured Debt of Terra Canada in an aggregate
               principal amount not at any time exceeding $2,000,000 (or its equivalent in Canadian Dollars at the time of borrowing thereof);

                    (xix)   Debt of Terra and its Subsidiaries ("Special
                                                                 -------
               Refinancing Debt"), provided that:
               ----------------    --------

                            (I) such Special Refinancing Debt refinances or replaces Debt outstanding under clause (vi), (vii) or (xv) of this Section 5.02(b)(1) ("Refinanceable Debt") within 45 days after the incurrence of such Special Refinancing Debt;

                            (II) the proceeds of such Special Refinancing Debt are used, among other things, to refinance or replace Refinanceable Debt, to pay call premiums (if any) on the Refinanceable Debt so refinanced or replaced and reasonable fees and expenses incurred by Terra and its Subsidiaries in connection therewith;

                            (III) the aggregate principal amount of outstanding
                    Special Refinancing Debt does not exceed the aggregate principal amount of Refinanceable Debt so refinanced or replaced plus $16,500,000; and

                            (IV) until the proceeds of such Special Refinancing Debt are applied to the outstanding principal amount of Refinanceable Debt, such proceeds are held in an account pursuant to escrow or similar arrangements in form and substance satisfactory to the Administrative Agent; and

                    (xx) Guarantees incurred by TI prior to the Restatement Date; provided that the aggregate outstanding principal amount of
                     --------
               Terra Customer Debt Guaranteed by TI at any time during any fiscal year of TI shall not exceed $2,600,000 plus the
                                                             ----
               Indemnified Amount then in effect. For purposes of this Section 5.02(b)(1)(xx) "Indemnified Amount" at any time means the lesser of (A) the aggregate outstanding principal amount of Terra Customer Debt Guaranteed by TI as to which Cenex shall have agreed to indemnify TI and (B) $7,400,000.

               (2)  Intercompany Debt. Create, incur, assume or suffer to exist,
                    -----------------
          or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Intercompany Debt other than:

               (i) Intercompany Debt outstanding on the Restatement Date (other than Debt of TNLP);

               (ii) Intercompany Debt of TNLP to the Company evidenced by promissory notes payable to the Company (such notes collectively the "TNLP Notes"), provided that (i) such Debt is used solely to finance
           ----------    --------
          the ongoing working capital needs of TNLP, to finance Capital Expenditures by TNLP permitted to be made under 5.02(h) and to finance Investments by TNLP permitted to be made by Section 5.02(f)(xiv) and
          (ii) such Debt is secured by a first and prior perfected security interest in favor of the Company covering property of TNLP having an aggregate fair market value not at any time less than the aggregate principal amount of the TNLP Notes outstanding at such time;

               (iii) additional Intercompany Debt of any wholly owned Subsidiary of Terra (other than Debt of TNLP, Terra Canada and Terra U.K.);

               (iv) additional Intercompany Debt of Terra Canada and Terra U.K. in an aggregate principal amount not at any time exceeding $75,000,000;

               (v) additional Intercompany Debt of members of the Terra Canada Group the proceeds of which are used solely to repay the outstanding principal amount of the loans (together with accrued interest and fees thereon) under the Terra Canada Credit Facility;

               (vi) Debt of Terra U.K. to Terra U.K. Holdings in an aggregate principal amount not exceeding $175,000,000 and outstanding on the Restatement Date (the "Terra U.K. Term Loan"), provided that any
                                 --------------------    --------
          portion of the Terra U.K. Term Loan that is prepaid or repaid and subsequently reborrowed shall not be permitted by this clause (v);

               (vii) additional Intercompany Debt of any Subsidiary of TNLP to TNLP in an aggregate principal amount not exceeding $500,000; and

               (viii) additional Intercompany Debt.

          (c) Hedge Agreements. Enter into or permit to be outstanding, or
              ----------------
     permit any of its Subsidiaries to enter into or permit to be outstanding, any Hedge Agreement other than:

               (1) Hedge Agreements entered into prior to the Restatement Date in respect of interest rates, foreign exchanges rates or natural gas prices and identified on Schedule 5.02(c);

               (2)    the Ammonium Nitrate Hedging Agreement; and

               (3) other Hedge Agreements entered into in the ordinary course of business and in a reasonably prudent manner and not for speculative purposes, in each case in order to protect against the fluctuation in interest rates, foreign exchange rates, natural gas prices or nitrogen prices.

          (d) Mergers, Etc. Merge with or into or consolidate with or into any
              -------------
     Person, or permit any of its Material Subsidiaries to do so, except that:

               (i)  if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving
           --------
          corporation) or any other wholly owned Subsidiary of the Company and
          (y) the Company or any of its Subsidiaries may merge or consolidate with any other Person; provided that (1) in the case of a merger or
                                 --------
          consolidation of the Company, the Company is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Subsidiary of the Company; and

               (ii) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Outside Subsidiary may be merged or consolidated with or into Terra (provided that Terra
                                                            --------
          shall be the continuing or surviving corporation) or any other wholly owned Outside Subsidiary of Terra and (y) Terra or any of its Outside Subsidiaries may merge or consolidate with any other Person (other than Terra Capital Holdings or any of its Subsidiaries); provided that
                                                                   --------
          (1) in the case of a merger or consolidation of Terra, Terra is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Outside Subsidiary of Terra.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose
              ----------------------
     of (including, without limitation, in a sale-leaseback transaction), or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including, without limitation, in a sale-leaseback transaction), any of its assets, including (without limitation) any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, except:

               (i) sales of inventory and Permitted Investments in the ordinary course of its business;

               (ii) sales or other dispositions of obsolete or worn-out equipment no longer used or useful in its business;

               (iii) dispositions of assets by one member of the Specified Group to another member of the Specified Group (where "Specified Group"
                                                           ---------------
          means, collectively, the Company and each of its wholly owned Subsidiaries);

               (iv) (W) to the extent not permitted pursuant to clause (iii) above, dispositions of assets by one Obligor to another and by an Obligor to one of its or any other Obligor's wholly owned Subsidiaries, (X) other Dispositions with the consent of the Required Lenders, (Y) other Dispositions (and other sales, assignments, transfers or other dispositions of property sold or disposed of in the ordinary course of business and on ordinary business terms and other sales, assignments, transfers or other dispositions of items no longer necessary in the business of Terra or any of its Subsidiaries) in an aggregate amount not to exceed $5,000,000 in any period of 12 consecutive months (beginning after the Restatement Date) and (Z) dispositions of precious metals for recovery from spent catalysts and repurchases thereof for catalytic purposes; provided that, in the case
                                                      --------
          of all Dispositions under this clause (iv) (A) each such asset is sold for an amount not less than its fair market value, (B) no such asset may be sold to the extent that it is, individually or when considered with any other asset or assets sold or expected to be sold in such period (but taking into account property acquired in exchange for, or to be acquired substantially contemporaneously with the disposition of, the assets so sold or expected to be sold), material to the business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, and (C) the Net Available Proceeds of such Disposition are applied in accordance with and to the extent required by Section 2.05(b), and to the extent the assets subject to the Disposition constituted part of the Collateral, all other cash and non-cash proceeds of such Disposition become subject to the Lien created by the Security Documents in accordance with the terms thereof;

               (v) nothing in this Section 5.02(e) shall prohibit the Company or any of its Subsidiaries from selling Receivables under any Intercompany Receivables Facility;

               (vi) transfers of assets by Terra or one of the Outside Subsidiaries, directly or indirectly, to a wholly owned Subsidiary of Terra (a "Recipient") so long as the consideration paid by such
                    ---------
          Recipient (if any) for all such assets does not exceed the fair market value of such property;

               (vii) (A) transfers of assets by Terra or one of its wholly owned Subsidiaries to TNCLP or a Subsidiary thereof so long as the consideration paid to Terra and its wholly owned Subsidiaries for all such assets is not less than the fair market value of such property; and (B) transfers of assets by TNCLP or a Subsidiary thereof to Terra or one of its wholly owned Subsidiaries so long as the consideration paid by Terra and its wholly owned Subsidiaries for all such assets does not exceed the fair market value of such property;

               (viii) dividends with respect to the capital stock of Terra U.K. paid to Terra Canada for any fiscal year of Terra in an aggregate amount not exceeding the aggregate amount required to be paid by Terra Canada to ICI pursuant to the terms of the Ammonium Nitrate Hedging Agreement for such fiscal year;

               (ix) the sale of the Distribution Business by Terra pursuant to the Distribution Business Sale Agreement (including, without limitation, the sale, assignment, transfer or disposition to one or more third parties of any property excluded from the sale of the Distribution Business pursuant to Section 4.1.13.3 of the Distribution Business Sale Agreement) and the sale by BMLP of all or any portion of its ownership interests in its methanol plant located in Beaumont, Texas; and

               (x) additional sales, leases, transfers and other dispositions of property by Terra and its Subsidiaries (other than (1) property subject to the Liens under the Security Documents and (2) property subject to any Liens securing Debt of Terra or such Subsidiary) to Terra or any of its Subsidiaries.

          (f) Investments. Make or hold, or permit any of its Subsidiaries to
              -----------
    make or hold, any Investment, other than:

               (i) Investments by Terra and its Subsidiaries in cash and Permitted Investments;

               (ii) Investments constituting (A) operating deposit accounts with banks and (B) Receivables arising in the ordinary course of business on ordinary business terms, in each case in accordance with, and subject to the terms of, the Security Documents;

               (iii)  Investments described in Schedule 5.02(f);

               (iv) Investments arising solely by reason of any merger or consolidation expressly permitted by Section 5.02(d)(i)(x) or 5.02(d)(ii)(x);

               (v) Specified Acquisitions to the extent permitted to be made under Section 5.02(h);

               (vi) Investments consisting of acquisitions of property (including, without limitation, ownership interests in any Person) by Terra or any of its Subsidiaries so long as (x) the aggregate fair market value of all such property acquired in any fiscal year of Terra shall not exceed $50,000,000, and (y) the consideration paid by Terra and its Subsidiaries for each such acquisition consists solely of equity securities issued by Terra;

               (vii)  Investments in respect of Hedge Agreements permitted by
          Section 5.02(c);

               (viii) Investments made pursuant to Terra's Supplemental Deferred Compensation Plan and its Excess Benefit Plan, each as in effect from time to time;

               (ix) Investments by Terra and its Subsidiaries consisting of the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption, provided that the aggregate
                                                --------
          amount of all such Investments under this clause (ix) for any fiscal year of Terra plus the aggregate amount of Capital Expenditures and
                        ----
          Specified Acquisitions by Terra and its Subsidiaries during such fiscal year does not exceed (i) $80,000,000 for the fiscal year of Terra ending December 31, 1999 and (ii) $35,000,000 for each fiscal year of Terra ending thereafter;

               (x) Debt (including Guarantees of Debt) constituting Investments, to the extent such Debt is permitted under Section 5.02(b);

               (xi)   capital contributions to Receivables Subsidiaries;

               (xii) Investments in respect of the purchase of the BMLP Class A Limited Partnership Interest as required under Section 3.01(p);

               (xiii) Investments by one member of the Specified Group in another member of the Specified Group (other than members of the Terra Canada Group);

               (xiv) Investments by TNLP in any Subsidiary or Affiliate of TNLP in an aggregate amount not exceeding at any one time $500,000 ;

               (xv) Investments by Terra or Terra Capital Holdings in the Company; and

               (xvi) additional Investments by Terra and its Subsidiaries in Terra or any of its Subsidiaries.

          (g) Payments to Minority Interests. Pay or cause to be paid, or
              ------------------------------
permit any of its Subsidiaries to pay or cause to be paid, to any holder of a minority interest any amount with respect to such minority interest in excess of the amount to which such holder is legally entitled, unless Terra or such Subsidiary simultaneously receives payment in an amount equal to or greater than its ratable share of the amount of the related distribution (determined in accordance with the respective interests then held by Terra and such

Subsidiary, on the one hand, and such holder, on the other), provided that the
                                                             --------
SPU Redemption and payments pursuant to the purchase of the BMLP Class A Limited Partnership Interest as required under Section 3.01(p) (and any payments related thereto after the Restatement Date) will not constitute a breach of this Section 5.02(g).

     (h) Restricted Transactions, Etc. Make any Capital Expenditures or
         -----------------------------
Specified Acquisitions, except for Capital Expenditures and Specified Acquisitions such that the aggregate amount of all Investments permitted under
Section 5.02(f) (ix) for any fiscal year of Terra plus the aggregate amount of
                                                  ----
Capital Expenditures and Specified Acquisitions by Terra and its Subsidiaries during such fiscal year does not exceed (i) $80,000,000 for the fiscal year of Terra ending December 31, 1999 and (ii) $35,000,000 for each fiscal year of Terra ending thereafter.

     (i) Change in Nature of Business. Make, or permit any of its Material
         ----------------------------
Subsidiaries to make, any material change in the nature of the business of Terra and its Subsidiaries taken as a whole as carried on at the Restatement Date, provided that the sale by Terra of the Distribution Business as contemplated in
--------
the Distribution Business Sale Agreement, the sale by Terra of all of its ownership interests in BMLP or the sale by BMLP of all of its ownership interests in its methanol plant located in Beaumont, Texas shall not constitute a breach of this Section 5.02(i).

     (j) Charter Amendments. Amend, or permit any of its Material Subsidiaries
         ------------------
to amend, its articles of incorporation or bylaws, or amend any partnership agreement to which it or any of its Subsidiaries is a party (except for amendments to authorize the issuance of preferred or common stock), in each case to the extent any such amendment could reasonably be expected to have a Material Adverse Effect.

     (k) Accounting Changes. Make or permit, or permit any of its Subsidiaries
         ------------------
to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles in effect in the United States; provided that in the event of any change in
                             --------
generally accepted accounting principles from the date of the financial statements referred to in Section 4.01(f) and upon delivery of any financial statement and accompanying certificate of compliance required to be furnished under subsections (b) and (c) of Section 5.03, Terra shall deliver to the Lenders a statement of reconciliation conforming any information contained in such financial statement and a certificate of compliance required to be furnished pursuant to subsections (b) and (c) of Section 5.03 with GAAP (it being understood that compliance with financial covenants herein shall be measured and determined on the basis of GAAP).

     (l) Amendment of Ammonium Nitrate Hedging Agreement, Etc. Consent to or
         -----------------------------------------------------
accept any cancellation or termination of the Ammonium Nitrate Hedging Agreement, amend, modify or change in any manner any material term or condition thereof, waive any default under or any breach of any material term or condition thereof, agree in any manner to any other amendment, modification or change of any material term or condition thereof, in each case without the prior consent of the Lenders.

     (m) Certain Obligations Respecting Subsidiaries. Enter into, or permit any
         -------------------------------------------
of its Subsidiaries (other than a Receivables Subsidiary) to enter into, after the Restatement Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends or the making of loans or advances to or Investments in or the sale, assignment, transfer or other disposition of property to Terra or any Subsidiary thereof (other than a Receivable Subsidiary); provided that:
             --------

               (1) the Terra U.K. Term Loan Agreement (or any agreement which refinances part or all of the Terra U.K. Term Loan Agreement) may restrict such actions by Terra U.K. and its Subsidiaries; and

               (2) the Terra Canada Credit Facility may restrict such actions by Terra Canada and its Subsidiaries.

     (n) Subordinated Indebtedness. Purchase, redeem, retire or otherwise
         -------------------------
acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness (other than Intercompany Debt) (and such Obligor will not permit any of its Subsidiaries to do any of the foregoing), in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, or amend the documentation creating or evidencing such Subordinated Indebtedness.

     (o) Transactions with Affiliates. Except to the extent otherwise expressly
         ----------------------------
permitted hereunder, enter into any transaction with any Affiliate on terms less favorable than would pertain in a transaction entered into with a third party on an arm's-length basis.

     (p) Amendments to Management Agreements. Without the consent of the
         -----------------------------------
Administrative Agent, amend, modify or change in any material respect the terms or conditions of any Management Agreement.

     (q) Margin Stock. Permit more than 25%, after applying the proceeds of each
         ------------
Advance, of the value of the assets of the Borrower and of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or Section 5.02(e) to consist of or be represented by Margin Stock.

          (r) Dividend Payments. On any Restricted Payment Date, make or declare
              -----------------
     any dividend payment (in cash, property or obligations) on, or other payment or distribution on account of, or set apart money for a sinking or other analogous fund for, or purchase, redeem, retire or otherwise acquire, any shares of any class of stock of Terra or any warrants, options or other rights to acquire the same (or make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Terra, other than any such payment made in the ordinary course of business of such Person in connection with an executive compensation plan approved by the Board of Directors of such Person), but excluding dividends payable solely in shares of common stock of Terra. For purposes of this Section 5.02(r) "Restricted Payment Date" means a date as of which the Debt to Cash Flow Ratio for the most recently concluded Rolling Period is greater than or equal to 5.50 to 1.00.

          Section 5.03. Reporting Requirements. So long as any principal of or
                        ----------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

          (a) Default Notice. Each Obligor will furnish to the Administrative
              --------------
     Agent, as soon as possible and in any event within five Business Days after such Obligor knows or has reason to believe that a Default or Event of Default has occurred (which Default or Event of Default is continuing on the date of the following statement), a statement of the Senior Financial Officer setting forth details of such Default or Event of Default and the action that such Obligor has taken and proposes to take with respect thereto.

          (b) Quarterly Financials. As soon as available and in any event within
              --------------------
     60 days after the end of each of the first three quarters of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender and each Issuing Bank, a Consolidated balance sheet of Terra and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of Terra and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year in reasonable detail and duly certified (subject to year-end audit adjustments) by the Senior Financial Officer as having been prepared in accordance with GAAP, together with (i) a certificate of said officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra has taken and proposes to take with respect thereto, (B) stating that since December 31, 1998, there has been no Material Adverse Change with respect to Terra and (C) providing a comparison between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant Section 5.03(l) of the Existing Credit Agreement or Section 5.03(l), (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by Terra in determining compliance with the covenants contained in Section
     5.04 and (iii) a Liquid Asset Coverage Certificate as at the last day of such accounting period.

         (c) Annual Financials. As soon as available and in any event within 110
             -----------------
     days after the end of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender and each Issuing Bank, a copy of the annual audit report for such year for Terra and its Subsidiaries, including therein a Consolidated balance sheet of Terra and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of Terra and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year accompanied by an unqualified opinion of Deloitte & Touche or other independent public accountants of nationally recognized standing stating that, except as expressly disclosed therein, said Consolidated financial statements present fairly, in all material respects, the Consolidated financial position and results of operations of Terra and its Consolidated Subsidiaries as of the last day of, and for, such fiscal year, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of Terra and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof (it being understood that said accountants shall have no liability to the Administrative Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default or Event of Default), (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 5.04 and (iii) a certificate of the Senior Financial Officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra has taken and proposes to take with respect thereto, (B) stating that since December 31, 1998, there has been no Material Adverse Change with respect to Terra and (C) providing a comparison between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant to Section 5.03(l) of the Existing Credit Agreement or Section 5.03(l).

         (d) ERISA Events. Promptly and in any event within 10 Business Days
             ------------
     after any Obligor knows or has reason to know that any ERISA Event (including, for this purpose, a reportable event listed in Section 4043(c)(7) of ERISA) with respect to any Obligor or any of its ERISA Affiliates has occurred, Terra will furnish to the Administrative Agent a statement of the Senior Financial Officer describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (e) Plan Terminations. Promptly and in any event within 10 Business
              -----------------
     Days after receipt thereof by any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Administrative Agent copies of each notice from the PBGC stating its intention to terminate any Plan of any Obligor or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (f) Plan Annual Reports. Promptly and in any event within 30 days
              -------------------
     after the filing thereof with the Internal Revenue Service, each Obligor will furnish to the Administrative Agent copies of such Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Obligor or any of its ERISA Affiliates that is then being maintained for employees or former employees of such Person.

          (g) Multiemployer Plan Notices. Promptly and in any event within five
              --------------------------
     Business Days after receipt thereof by any Obligor or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Administrative Agent copies of each notice concerning (i) the imposition of withdrawal liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that is reasonably expected to be incurred, by such Obligor or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

          (h) Litigation. Promptly after the commencement thereof, Terra will
              ----------
     furnish to the Administrative Agent notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Obligor or any of its Subsidiaries of the type described in Section 4.01(h).

          (i) Environmental Conditions. Promptly after receiving notice thereof,
              ------------------------
     Terra will furnish to the Administrative Agent notice of any condition or occurrence on any property of any Obligor that results in a material noncompliance by any Obligor or any of its Subsidiaries with any Environmental Law or Environmental Permit which noncompliance could reasonably be expected to have a Material Adverse Effect, or could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have Material Adverse Effect.

          (j) Public Filings. Terra shall, promptly upon their becoming
              --------------
     available, deliver to the Administrative Agent, each Issuing Bank and each Lender copies of all registration statements and regular periodic reports, if any, that Terra, the Company or TNCLP shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

          (k) Shareholder Reports, Etc. Terra shall deliver to the
              -------------------------
     Administrative Agent, each Issuing Bank and each Lender promptly upon the mailing thereof to the shareholders of Terra or TNCLP generally or to holders of Subordinated Indebtedness or 1995 Terra Debt generally, copies of all financial statements and proxy statements so mailed.

          (l) Financial Projections and Budget. As soon as available and in any
              --------------------------------
     event within 110 days after the first day of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender and each Issuing Bank, financial projections and a budget for such fiscal year and each subsequent fiscal year of Terra to and including the fiscal year in which the Commitment Termination Date is scheduled to occur, in each case in form and detail similar to the financial projections and budget delivered under Section 5.03(l) of the Existing Credit Agreement.

          (m) Other Information. Each Obligor shall furnish to the Lenders
              -----------------
     through the Administrative Agent such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor or any of its Subsidiaries as the Administrative Agent, any Issuing Bank or any Lender may from time to time reasonably request.

          Section 5.04. Financial Covenants. So long as any principal of or
                        -------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will:

          (a) Debt to Cash Flow Ratio. Maintain the Debt to Cash Flow Ratio at
              -----------------------
     not more than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:

                                Each
                           Rolling Period
                             Ending In                         Ratio
                           --------------                      -----

                           June, 1999                      6.30 to 1.00
                           September, 1999                 8.80 to 1.00
                           December, 1999                  9.20 to 1.00
                           March, 2000                     9.50 to 1.00
                           June, 2000                      7.50 to 1.00
                           September, 2000                 7.00 to 1.00
                           December, 2000                  6.50 to 1.00
                           March, June, September
                            and December of
                            fiscal year 2001               6.00 to 1.00
                           March, June, September
                            and December of
                            fiscal year 2002               4.50 to 1.00

          (b) Interest Coverage Ratio. Maintain the Interest Coverage Ratio at
              -----------------------
     not less than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:

                                Each
                           Rolling Period
                             Ending In                         Ratio
                           --------------                      -----
                           June, 1999                      1.00 to 1.00
                           September, 1999                 1.00 to 1.00
                           December, 1999                  1.10 to 1.00
                           March, 2000                     1.10 to 1.00
                           June, 2000                      1.40 to 1.00
                           September, 2000                 1.40 to 1.00
                           December, 2000                  1.40 to 1.00
                           March, 2001                     1.40 to 1.00
                           June, 2001                      2.00 to 1.00
                           September, 2001                 2.00 to 1.00
                           December, 2001                  2.00 to 1.00
                           March, June, September
                            and December of
                            fiscal year 2002               2.50 to 1.00

          (c) Net Worth. Maintain the Net Worth of Terra on each day of not less
              ---------
     than (i) $550,000,000 plus (ii) the aggregate increase in the amount of
                           ----
     capital stock and additional paid-in capital of Terra subsequent to December 31, 1998 plus (iii) 50% of net income of Terra and its
                       ----
     Subsidiaries on a Consolidated basis (if positive) for each fiscal year of Terra ending on or after December 31, 1999.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

          Section 6.01. Events of Default. If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) the Borrower (i) shall fail to pay when due any principal of any Advance or (ii) shall fail for three Business Days to pay when due any interest on any Advance made to it or any other amount payable by it under any Loan Document; or

          (b) any representation or warranty made by any Obligor (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Obligor shall fail to perform or observe any term, covenant or agreement contained in clause (n) of Section 5.01, or clause (a), (b), (c),
     (d), (e), (g), (i), (q) or (r) of Section 5.02, or clause (a), (e) or (i) of Section 5.03, or Section 5.04; or

          (d) Terra shall fail to pay and perform its obligations under the Loan Purchase Agreement; or

          (e) any Obligor shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for a period of 30 days; or

          (f) any Obligor or any of its Material Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders (or an agent or trustee on its or their behalf) thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any Obligor or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Obligor or any of its Material Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth above in this subsection (g); or

          (h) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Obligor or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; or

          (i) any non-monetary judgment or order shall be rendered against any Obligor or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

          (j) any Security Document shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien (subject only to Permitted Liens) on the Collateral purported to be covered thereby; or

          (k) Minorco ceases to own, directly or indirectly, at least 20% of the issued and outstanding shares of voting capital stock of Terra; or Minorco ceases to hold, directly or indirectly, a plurality of the issued and outstanding shares of capital stock of Terra; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Obligor or any of its ERISA Affiliates and the amount (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Obligors and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and their ERISA Affiliates related to such ERISA Event) could reasonably be expected to have a Material Adverse Effect; provided that with respect to any Multiple
                              --------
     Employer Plan, such Insufficiency shall include only the portion thereof attributable to such Obligor or its ERISA Affiliates; or

          (m) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that it has incurred withdrawal liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and their ERISA Affiliates as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect; or

          (n) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Obligors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that could reasonably be expected to have a Material Adverse Effect; or

          (o) there shall have been asserted against Terra or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to Terra or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by Terra or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons); or

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate (and this clause (i) shall also be applicable if there shall occur a Purchase Event), and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in
                                                                --------
the event of an actual or deemed entry of an order for relief with respect to any Obligor or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of any Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 6.02.  Actions in Respect of the Letters of Credit Upon Default. If
                    --------------------------------------------------------
any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's Office, for deposit in the relevant L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, which funds shall be retained by the Administrative Agent in the relevant L/C Collateral Account as collateral security for the Letter of Credit Liabilities until such time as the Letters of Credit shall have been terminated and all of such Letter of Credit Liabilities paid in full.

          If at any time the Administrative Agent determines that any funds held in the relevant L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the relevant L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then
                                ----
held in such L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

          Section 7.01.  Authorization and Action. Each Lender and each Issuing
                         ------------------------
Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Basic Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Basic Documents, including, without limitation, enforcement or collection of the Notes, the Administrative Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided that the Administrative Agent shall not be required to take any action
--------
that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Issuing Bank and each Lender prompt notice of each notice given to it by the Borrower or Terra pursuant to the terms of this Agreement. No party designated on the signature pages hereof as a "Syndication Agent" or a "Documentation Agent" shall have any liability or responsibility whatsoever hereunder in such capacity.

          Each Lender and Issuing Bank:

          (1) hereby authorizes the Administrative Agent to execute and deliver the documents referred to in clauses (d) and (r) of Section 3.01, and each Lender and Issuing Bank agrees that it is bound by the Security Documents as if such Lender or Issuing Bank, as the case may be, were a signatory thereto;

          (2) hereby authorizes the Administrative Agent to execute and deliver a Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E, and each Lender and Issuing Bank agrees that it is bound by the Loan Purchase Agreement as if such Lender or Issuing Bank, as the case may be, were a signatory thereto; and

          (3) hereby authorizes the Collateral Agent to execute and deliver the documents referred to in clauses (d) and (r) of Section 3.01.

          Section 7.02.  Administrative Agent's Reliance, Etc.  Neither the
                         -------------------------------------
Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Basic Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Issuing Bank or any Lender and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (v) shall not be responsible to any Issuing Bank or any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Basic Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03.  Citibank and Affiliates. With respect to its
                         -----------------------
Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under the Basic Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of any Obligor or any such Subsidiary or Affiliate, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders or any Issuing Bank.

          Section 7.04.  Lender Credit Decision. Each Lender and each Issuing
                         ----------------------
Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative

Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05.  Indemnification. The Lenders agree to indemnify the
                         ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amounts of the Note then held by each of them (or if no Advances are at the time outstanding, ratably according to the amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of the Basic Documents or any action taken or omitted by any of them under the Basic Documents; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse (x) the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.04 of this Agreement and (y) the Collateral Agent under the Security Documents, in each case to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrower.

          Section 7.06.  Collateral Duties.
                         -----------------

          (a) Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Lenders and the Issuing Banks proportionately in accordance with the Obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          (b) Except as expressly provided herein, the Administrative Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Administrative Agent shall incur no liability as a result of any private sale of the Collateral.

          (c) The Lenders and the Issuing Banks hereby consent, and agree upon written request by the Collateral Agent or the Administrative Agent to execute and deliver such instruments and other documents as the Collateral Agent or Administrative Agent may deem desirable to confirm such consent, to the release of the Liens on any of the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof in accordance with the Basic Documents.

          (d) The parties hereto acknowledge that each of the Collateral Agent and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or the Administrative Agent, as the case may be, accords its own property, it being understood that none of the Collateral Agent, the Administrative Agent, any Lender or any Issuing Bank shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent, Administrative Agent, any Lender or any Issuing Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 7.07.  Successor Administrative Agent. The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Issuing Banks, the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld) a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the Administrative Agent, as the case may be, then the retiring Administrative Agent may, on behalf of the Issuing Banks and the Lenders, appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld) a successor Administrative Agent, which shall be an Initial Lender or a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, as the case may be, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Basic Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the Security Documents.

                                 ARTICLE VIII

                                 THE GUARANTEE

          Section 8.01.  The Guarantee. The Guarantors hereby jointly and
                         -------------
severally guarantee to each Lender, each Issuing Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Note held by each Lender of, the Company and all other amounts from time to time owing to the Lenders, each Issuing Bank or the Administrative Agent by the Company under this

Agreement and under the Notes and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          Section 8.02.  Obligations Unconditional.
                         -------------------------

          (a) The obligations of the Guarantors under Section 8.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 8.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (b) Without limiting the generality of the foregoing clause (a), it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, any Issuing Bank or any Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Bank or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section 8.03.  Reinstatement.  The obligations of the Guarantors under
                         -------------
this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent, each Issuing Bank and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent, such Issuing Bank or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          Section 8.04.  Subrogation.  To the extent that, as a result of this
                         -----------
Article VIII, any Lender or Issuing Bank would be subject to an extended preference period under Section 547 of the Bankruptcy Code, each Guarantor hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article VIII and agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender, each Issuing Bank and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

          Section 8.05.  Remedies.  The Guarantors jointly and severally agree
                         --------
that, as between the Guarantors and the Lenders and the Issuing Banks, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article VI (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VI) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 8.01.

          Section 8.06.  Instrument for the Payment of Money. Each Guarantor
                         -----------------------------------
hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that any Lender, any Issuing Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          Section 8.07.  Continuing Guarantee.  The guarantee in this Article
                         --------------------
VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 8.08.  Rights of Contribution. The Subsidiary Guarantors
                         ----------------------
hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article VIII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 8.08, (i) "Excess Funding Guarantor"
                                                  ------------------------
shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed
                   --------------
Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "Pro Rata Portion" shall
                                                       ----------------
mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Restatement Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Restatement Date, then for purposes of this Section 8.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Restatement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Restatement Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          Section 8.09.  General Limitation on Guarantee Obligations. In any
                         -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Issuing Bank, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.01.  Amendments, Consents, Etc.
                         --------------------------

          (a) No amendment or waiver of any provision of this Agreement, the Notes or the other Basic Documents, nor any consent to any departure by any Obligor from any provision of this Agreement, the Notes or the other Basic Documents, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
       --------

          (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

                  (1)  waive any of the conditions specified in Section 3.01;

                  (2) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

                  (3)  amend this Section 9.01;

                  (4) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

                  (5) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.03 or 2.05;

                  (6) release any Guarantor from its obligations under Article VIII; or

                  (7)  amend, modify or supplement the Intercreditor Agreement;

          (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that would be adversely affected by such amendment, waiver or consent:

                  (1) increase the Commitment of such Lender or subject such Lender to any additional obligations;

                  (2) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender;

                  (3) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; or

                  (4) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender; and

          (iii) no amendment, waiver or consent shall, unless in writing and (x) signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, any Note or any other Basic Document, and (y) signed by each Issuing Bank in addition to the Lenders required to take such action, amend Section 2.07, 2.13 or 3.02, increase the Letter of Credit Sublimit or otherwise affect the rights or obligations of any Issuing Bank under this Agreement.

          (b) Except as otherwise provided in the Security Documents or the Intercreditor Agreement, the Administrative Agent shall not consent to release any Collateral or terminate any Lien under any Security Document unless such release or termination shall be consented to in writing by Lenders owed or holding in the aggregate at least 75% of the sum of the then aggregate unpaid principal amount of the Advances, the then aggregate Unused Commitments and the aggregate Available Amount of all Letters of Credit (for which purposes the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders according to their respective Pro Rata Shares under which such Letter of Credit has been issued); provided that:

          (1) the consent of all Lenders shall be required to release all or substantially all of the Collateral, except upon the termination of the Liens created by each of the Security Documents in accordance with the terms thereof; and

          (2) no such consent shall be required to release any Lien covering property that is the subject of a disposition of property permitted hereunder and, upon such a permitted disposition, such property shall be deemed to be transferred free and clear of the Lien of the Security Documents without any action on the part of any party (and the Administrative Agent is hereby authorized to execute such releases and other documents, and to take such other action, as the Company may reasonably request to give effect thereto).

          Section 9.02.  Notices, Etc.  All notices and other communications
                         -------------
provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

          (a) if to any Obligor, care of Terra Industries Inc., 600 Fourth Street, Sioux City, Iowa 51102, Attention: Francis G. Meyer, Senior Vice President and Chief Financial Officer, telephone number (712) 279-8790; telecopier number (712) 279-8703;

          (b) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

          (c) if to any Issuing Bank, at its address beneath its signature hereto;

          (d) if to the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, Attention: Jacqueline Roman (or her successor), telephone number (302) 894-6007, telecopier number (302) 894-6120;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

          Section 9.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent, any Issuing Bank or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent, any Issuing Bank or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          Section 9.04.  Costs, Expenses and Indemnification.
                         -----------------------------------

          (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent, the Issuing Banks and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Basic Documents including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses, ongoing audit expenses and all other reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel to Citibank, but not, under this clause (A) or clause (B) below, of any other counsel) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Basic Documents, and (C) with respect to negotiations with any Obligor or with other creditors of any Obligor or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and
(ii) all costs and expenses of the Administrative Agent, the Issuing Banks and the Lenders in connection with the enforcement of the Basic Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent, each Issuing Bank and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Covered Transactions or the actual or alleged presence of Hazardous Materials on any property owned by an Obligor or any Environmental Action relating in any way to any Obligor or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Covered Transactions or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Covered Transactions or any part thereof or the other transactions contemplated herein or in any other Basic Document or the actual or proposed use of the proceeds of the Advances. For purposes of this Section 9.04(b), the term "non-appealable" includes any judgment as to which all appeals have been taken or as to which the time for taking an appeal shall have expired.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03, 2.05, 2.08(b)(i) or 2.09(d) or as the result of acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If any Obligor fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable and documented fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Obligor by the Administrative Agent or any Lender, in its sole discretion.

          Section 9.05.  Right of Setoff. Upon (a) the occurrence and during the
                         ---------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

          Section 9.06.  Governing Law; Submission to Jurisdiction.  This
                         -----------------------------------------
Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New

York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 9.07.  Assignments and Participations.
                         ------------------------------

          (a) Each Lender may assign to one or more banks or other
entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note held by it); provided that:
                                               --------

                 (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) such Lender's Commitment hereunder and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except as otherwise agreed by the Borrower and the Administrative Agent),

                 (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender, each such assignment shall be made only upon the prior written approval of the Borrower, the Administrative Agent and each Issuing Bank, such approval not to be unreasonably withheld,

                 (iii)  each such assignment shall be to an Eligible Assignee,

                 (iv) each such assignment by a Lender of its Advances, Commitment or Note hereunder shall be made in such manner so that the same portion of its Advances, Commitment and Note hereunder is assigned to the respective assignee,

                 (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment and a processing and recordation fee in the aggregate amount of $3,000, and

                 (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Obligors of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding
      --------
for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register pursuant to this Section 9.07(c). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Note subject to such assignment, and the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the portion of the Advances assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of its Advances, a new Note to the order of the assigning Lender in an amount equal to the portion so retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

          (e) Each Lender may sell participations in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the Advances owing to it and the Note held by it); provided that (i) such Lender's obligations under this
                      --------
Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Note for all purposes of this Agreement, (iv) the Obligors, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Basic Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (f) Any Issuing Bank may (subject to the prior written consent of Terra, such consent not to be unreasonably withheld) assign all or any portion of its rights and obligations under this Agreement to one or more successor Issuing Banks that is a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and, upon the acceptance of such assignment, the respective successor Issuing Banks shall succeed to such portion of such rights and obligations and such assigning

Issuing Bank shall be discharged from its duties and obligations under this Agreement to such extent, including, without limitation, such portion of its Letter of Credit Commitment.

          (g) Any Issuing Bank and any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such
                                        --------
disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Issuing Bank or Lender.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (i) Anything in this Section 9.07 to the contrary notwithstanding, each Lender shall be permitted to pledge all or any part of its right, title and interest in, to and under the Advances and Note held by it to any trustee for the benefit of the holders of such Lender's securities.

          (j) Anything in this Section 9.07 to the contrary notwithstanding, neither Terra nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and no Lender or Issuing Bank shall assign or participate to Terra or any of its Subsidiaries or Affiliates, any interest in any Commitment, Advance or other amount owing hereunder without the prior consent of each Lender; provided that the Lenders and the Issuing Banks
                              --------
may assign all of their interests in the Commitments, Advances and such other amounts pursuant to the Loan Purchase Agreement.

          Section 9.08.  Execution in Counterparts. This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.09.  No Liability of the Issuing Banks. The Borrower assumes
                         ---------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the relevant Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such

Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such
------
Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          Section 9.10.  Confidentiality. Neither the Administrative Agent, any
                         ---------------
Issuing Bank nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Administrative Agent's, such Issuing Bank's or such Lender's Affiliates and their officers, directors, employees, agents and advisors (including independent auditors and counsel) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating or having authority over Lenders or the Lenders' respective activities and (d) in connection with credit inquiries from suppliers of the Borrower and/or their Subsidiaries and other Persons who, from time to time, inquire as to the creditworthiness of the Borrower.

          Section 9.11.  WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE
                         --------------------
ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE BASIC DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          Section 9.12.  Survival. The obligations of the Borrower under
                         --------
Sections 2.09, 2.11 and 9.04, the obligations of each Guarantor under Section 8.03, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of an Advance or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender or Issuing Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of an Advance or a Letter of Credit), any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender, such Issuing Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          Section 9.13.  Captions. The table of contents and captions and
                         --------
section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 9.14.  Successors and Assigns. This Agreement shall be binding
                         ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no Obligor may assign any of its
                                  --------
rights or obligations hereunder or under the other Basic Documents without the prior consent of all of the Lenders, the Issuing Banks and the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             THE BORROWER
                                             ------------

                                             TERRA CAPITAL, INC.



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             GUARANTORS
                                             ----------

                                             TERRA INDUSTRIES INC.



                                             By /s/ Francis G. Meyer
                                               ---------------------------------
                                              Title:  S.V.P. and C.F.O.



                                             TERRA CAPITAL HOLDINGS, INC.



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             TERRA NITROGEN CORPORATION



                                             By /s/ George Valentine
                                               ---------------------------------
                                              Title: Vice President

                                             TERRA METHANOL CORPORATION



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             BMC HOLDINGS, INC.



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             BEAUMONT HOLDINGS CORPORATION



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             TERRA INTERNATIONAL, INC.



                                             By /s/ William D. Conner
                                               ---------------------------------
                                              Title: Vice President



                                             TERRA NITROGEN, LIMITED PARTNERSHIP

                                             By: Terra Nitrogen Corporation,
                                                 its General Partner



                                                 By /s/George Valentine
                                                   -----------------------------
                                                  Title:  Vice President

                                        BEAUMONT METHANOL, LIMITED
                                        PARTNERSHIP

                                        By: TERRA METHANOL CORPORATION, as
                                            the General Partner


                                            By /s/ William D. Conner
                                              ----------------------------------
                                             Name:  William D. Conner
                                             Title:  Vice President



                                        BEAUMONT AMMONIA, INC.


                                        By /s/ George Valentine
                                          --------------------------------------
                                         Title: Vice President



                                        PORT NEAL CORPORATION


                                        By /s/ William D. Conner
                                          --------------------------------------
                                         Title: Vice President



                                        TERRA INTERNATIONAL (OKLAHOMA) INC.



                                        By /s/ William D. Conner
                                          --------------------------------------
                                         Title:  Treasurer



                                        TERRA (U.K.) HOLDINGS, INC.


                                        By /s/ George Valentine
                                          --------------------------------------
                                         Title: Vice President

                                        THE ADMINISTRATIVE AGENT
                                        ------------------------

                                        CITIBANK, N.A.



                                        By /s/ James N. Simpson
                                          --------------------------------------
                                         Title: Attorney-in-Fact


                                        THE LENDERS
                                        -----------

                                        CITIBANK, N.A.



                                        By /s/ James N. Simpson
                                          --------------------------------------
                                         Title: Attorney-in-Fact


                                        BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION



                                        By /s/ Tom F. Scharfenberg
                                          --------------------------------------
                                         Title: Managing Director


                                        NATIONSBANK, N.A.



                                        By /s/ Tom F. Scharfenberg
                                          --------------------------------------
                                         Title: Managing Director


                                        THE BANK OF NOVA SCOTIA



                                        By /s/ F.C.H. Ashby
                                          --------------------------------------
                                         Title:  Senior Manager Loan Operations

                                        U.S. BANK NATIONAL ASSOCIATION



                                        By /s/ David A. Draxler
                                          --------------------------------------
                                         Title: Vice President


                                        THE CHASE MANHATTAN BANK



                                        By /s/ Gary L. Spevack
                                          --------------------------------------
                                         Title: Vice President


                                        THE FUJI BANK, LIMITED



                                        By /s/ Peter L. Chinnici
                                          --------------------------------------
                                         Title:  Senior Vice President &
                                                 Group Head


                                        CREDIT LYONNAIS CHICAGO BRANCH



                                        By /s/ Julie T. Kanak
                                          --------------------------------------
                                         Title: Vice President


                                        DRESDNER BANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES


                                        By /s/ Deborah Slusarczyk
                                          --------------------------------------
                                         Title: Vice President


                                        By /s/ Ken Hamilton
                                          --------------------------------------
                                         Title: Senior Vice President

                                        HARRIS TRUST & SAVINGS BANK



                                        By /s/ Robert A. Wolohan
                                          --------------------------------------
                                         Title: Vice President


                                        SUNTRUST BANK, ATLANTA



                                        By /s/ Michel Odermatt
                                          --------------------------------------
                                         Title: Vice President


                                        CREDIT AGRICOLE INDOSUEZ



                                        By /s/ Katherine L. Abbott
                                          --------------------------------------
                                         Title: First Vice President
                                                Managing Director


                                        By /s/ Bradley C. Peterson
                                          --------------------------------------
                                         Title:  Vice President, Manager


                                        BANQUE NATIONALE DE PARIS



                                        By /s/ Arnaud Collin du Bocage
                                          --------------------------------------
                                         Title:  Executive Vice President
                                                 and General Manager


                                        By Not Required
                                          --------------------------------------
                                         Title:

                                        THE BANK OF NEW YORK



                                        By /s/ John-Paul Marotta
                                          --------------------------------------
                                         Title: Vice President


                                        NORWEST BANK IOWA, NATIONAL
                                         ASSOCIATION



                                        By /s/ John Wagner
                                          --------------------------------------
                                         Title: Vice President


                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                         BOERENLEENBANK, B.A.,
                                         "RABOBANK NEDERLAND", NEW YORK
                                         BRANCH



                                        By /s/ Hans F. Breukhoven
                                          --------------------------------------
                                         Title: Vice President


                                        By /s/ Ian Reece
                                          --------------------------------------
                                         Title: Senior Credit Officer

                                        THE SUMITOMO BANK, LIMITED



                                        By /s/ John A. Kemper
                                          --------------------------------------
                                         Title: Senior Vice President



                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By /s/ Nathan L. Bloch
                                          --------------------------------------
                                         Title: First Vice President

                                        THE ISSUING BANKS
                                        -----------------

                                        CITIBANK, N.A.



                                        By /s/ James N. Simpson
                                          --------------------------------------
                                         Title: Attorney-in-Fact



                                        NATIONSBANK, N.A.



                                        By /s/ Tom F. Scharfenberg
                                          --------------------------------------
                                         Title: Managing Director


                                        THE SYNDICATION AGENT
                                        ---------------------

                                        NATIONSBANK, N.A.



                                        By /s/ Tom F. Scharfenberg
                                          --------------------------------------
                                         Title: Managing Director


                                        THE DOCUMENTATION AGENT
                                        -----------------------

                                        THE CHASE MANHATTAN BANK



                                        By /s/ Gary L. Spevack
                                          --------------------------------------
                                         Title: Vice President

                                                                         ANNEX A

                Applicable Commitment Fee Rate; Applicable Margin
                -------------------------------------------------

          "Applicable Commitment Fee Rate" means 0.875% per annum; provided
           ------------------------------                          --------
that:

          (1) The Applicable Commitment Fee Rate shall, from the Restatement Date until the Quarterly Date falling in September, 1999, be 0.625% per annum.

          (2) Subject to clause (1) above, if for any Rolling Period ending on or after June 30, 1999 the Debt to Cash Flow Ratio for such Rolling Period shall be within any of the ranges specified in the schedule below, then, subject to the delivery to the Administrative Agent of a certificate of the Senior Financial Officer demonstrating the same prior to the first Quarterly Date (the "relevant Quarterly Date") occurring after the end of
                          -----------------------
     such Rolling Period, the "Applicable Commitment Fee Rate" shall be changed to the percentage per annum set forth opposite the reference to such range in such schedule during the period commencing on the relevant Quarterly Date until the next succeeding Quarterly Date thereafter:

             Range of Debt                        Applicable Commitment
          to Cash Flow Ratio                           Fee Rate
          ------------------                        --------------

          Greater than 8.00 to 1                        0.875%

          Less than or equal to
           8.00 to 1 and greater
           than 7.50 to 1                               0.750%

          Less than or equal to
           7.50 to 1 and greater
           than 7.00 to 1                               0.625%

          Less than or equal to
           7.00 to 1                                    0.500%

          "Applicable Margin" means, (a) with respect to all Base Rate Advances,
           -----------------
3.50% per annum and (b) with respect to all Eurodollar Rate Advances, 5.00% per annum; provided that:
       --------

          (1) The Applicable Margin shall, from the Restatement Date until the Quarterly Date falling in September, 1999, be (a) with respect to all Base Rate Advances, 2.50% per annum and (b) with respect to all Eurodollar Rate Advances, 4.00% per annum.

          (2) Subject to clause (1) above, if for any Rolling Period ending on or after June 30, 1999 the Debt to Cash Flow Ratio for such Rolling Period shall be within any of the ranges specified in the schedule below, then, subject to the delivery to the Administrative Agent of a certificate of the Senior Financial Officer demonstrating the same prior to the first Quarterly Date (the "relevant Quarterly Date") occurring after the end of
                          -----------------------
     such Rolling Period, the "Applicable Margin" shall be changed to the percentage per annum for the respective Type of Advance set forth opposite the reference to such range in such schedule during the period commencing on the relevant Quarterly Date until the next succeeding Quarterly Date thereafter:


                                                 Applicable Margin (% p.a.)
                                                 --------------------------

            Range of Debt                     Base Rate         Eurodollar Rate
          to Cash Flow Ratio                  Advances              Advances
          ------------------                  --------          ---------------

          Greater than 8.00 to 1                3.50%                5.00%

          Less than or equal to
            8.00 to 1 and greater
            than 7.50 to 1                      3.00%                4.50%

          Less than or equal to
            7.50 to 1 and greater
            than 7.00 to 1                      2.50%                4.00%

          Less than or equal to
            7.00 to 1 and greater
            than 6.50 to 1                      2.25%                3.75%

          Less than or equal to
            6.50 to 1 and greater
            than 6.00 to 1                      2.00%                3.50%

          Less than or equal to
            6.00 to 1                           1.75%                3.25%

                                                                   SCHEDULE 2.01

                                  Commitments
                                  -----------

                                                                                Letter of Credit
Lender                                               Commitment                 Commitment
------                                               ----------                 ----------
Citibank, N.A.                                       $7,924,715.55              $20,000,000.00
Bank of America National Trust and                   $4,841,946.43              $            0
  Savings Association
The Bank of Nova Scotia                              $4,841,946.42              $            0
U.S. Bank National Association                       $4,630,178.57              $            0
NationsBank, N.A.                                    $4,551,630.47              $ 4,644,132.00
The Chase Manhattan Bank                             $4,551,630.46              $            0
The Fuji Bank, Limited                               $3,305,921.12              $            0
Credit Agricole Indosuez                             $3,186,141.27              $            0
Credit Lyonnais Chicago Branch                       $3,186,141.27              $            0
Dresdner Bank AG, New York and                       $3,186,141.27              $            0
  Grand Cayman Branches
Harris Trust & Savings Bank                          $3,186,141.27              $            0
Suntrust Bank, Atlanta                               $3,186,141.27              $            0
Banque Nationale de Paris                            $3,173,684.30              $            0
The Bank of New York                                 $2,275,815.14              $            0
Cooperatieve Centrale Raiffeisen-                    $1,820,652.26              $            0
  Boerenleenbank, B.A., "Rabobank
  Nederland", New York Branch
Norwest Bank Iowa, National Association              $1,820,652.26              $            0
The Sumitomo Bank, Limited                           $1,820,652.26              $            0
The First National Bank of Chicago                   $1,322,368.41              $            0

                                                                       EXHIBIT H

                  [Form of Liquid Asset Coverage Certificate]

                       LIQUID ASSET COVERAGE CERTIFICATE

             Quarterly accounting period ended ____________, ____


          Reference is made to the Amended and Restated Credit Agreement dated as of June 25, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Terra Capital Inc. (the "Company"),
           ----------------                                     -------
certain Subsidiary Guarantors therein, the lenders party thereto and Citibank, N.A, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          Pursuant to Section 5.03(b) of the Credit Agreement, the undersigned, the Senior Financial Officer, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Liquid Asset Coverage Amount as at the end of the quarterly accounting period ended ____________, ____ determined in accordance with the requirements of the Credit Agreement.

          All inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ____________, ____.


                                         ____________________________
                                         Title:

                                                                         Annex 1

                              TERRA CAPITAL INC.
                       Liquid Asset Coverage Certificate
                                (000's omitted)

================================================================================


Receivables -- beginning balance period ended

         ____________, ____                 ______

Receivables -- ending balance period ended

         ____________, ____                 ______

Minus:  ineligible Receivables at period end (determined without duplication):
-----

Receivables not payable in Dollars
         or convertible currency                     ______

Total ineligible Receivables                         ______

Total Eligible Receivables                                      ______

================================================================================


Beginning period inventory balance

         ____________, ____                 ______

Ending period inventory balance

         ____________, ____                 ______

Minus:  ineligible inventory at period end (determined without duplication):
-----

Inventory not located in U.S., Canada or U.K.        ______


Total Eligible Inventory                                        ______

================================================================================


Liquid Asset Coverage Amount:

Eligible Receivables                                    ______

Plus:  Eligible Inventory                               ______
----

Subtotal                                                ______

Liquid Asset Coverage Amount:                                        ______

================================================================================


Loan Balance Period begin

         ____________, ____                             ______

Loan Balance Period end

         ____________, ____                             ______

Letter of Credit Liabilities                            ______


Total outstandings                                                   ______

================================================================================


Availability (overadvance)                                           ______

================================================================================